                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            FRUIT OF THE LOOM, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            [FRUIT OF THE LOOM LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1995
                            ------------------------

To the Stockholders of
  FRUIT OF THE LOOM, INC.:

     The Annual Meeting of Stockholders of Fruit of the Loom, Inc. will be held at 10:00 a.m., Chicago time, on Tuesday, May 16, 1995 at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, for the following purposes:

          (1) To elect nine directors, three directors to be elected by the holders of Class A Common Stock and six directors to be elected by the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class;

          (2) To approve the Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan;

          (3) To approve the Fruit of the Loom, Inc. 1995 Non-Employee Directors' Stock Plan; and

          (4) To transact such other business as may properly be brought before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 21, 1995 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,

                                          EARL C. SHANKS
                                          Vice President and Assistant Secretary

April 7, 1995

     ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

                            FRUIT OF THE LOOM, INC.
                                5000 SEARS TOWER
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-1724

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The accompanying proxy is solicited by the Board of Directors of Fruit of the Loom, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Chicago time, on Tuesday, May 16, 1995 at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being sent to stockholders on or about April 7, 1995.

                           VOTING SECURITIES; PROXIES

     The shares represented by your proxy will be voted and such vote will be in accordance with the instructions noted on your proxy card. You have the power to revoke your proxy at any time before it is voted by written notice to the Assistant Secretary of the Company. In addition, stockholders attending the Annual Meeting may revoke their proxies at that time and vote in person at the meeting.

     The Company has two classes of capital stock outstanding, Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"). Except as otherwise provided by law or the Company's Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each share of Class A Common Stock having one vote and each share of Class B Common Stock having five votes. At the close of business on March 21, 1995, the record date for the Annual Meeting, there were 69,170,456 shares of Class A Common Stock and 6,690,976 shares of Class B Common Stock outstanding, all of which are entitled to vote.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of directors constituting at least 25% of the entire board. The holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, with each share of Class A Common Stock having one vote and each share of Class B Common Stock having five votes, are entitled to elect the remaining directors. Nine directors will be elected at the Annual Meeting, three of whom will be elected by the holders of Class A Common Stock and six of whom will be elected by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. Directors hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

     If no direction to the contrary is given, all proxies received by the Board of Directors of the Company (the "Board of Directors") from holders of Class A Common Stock will be voted for the election of the persons shown below as the nominees of the Board of Directors. The Board of Directors has been advised that the holders of all shares of Class B Common Stock outstanding intend to vote all such shares for the election of the persons shown below as the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock. It is expected that the nominees will be able to stand for election and be able to serve if elected. In the event that a vacancy in the slate of nominees should occur before the meeting, proxies will be voted for another person nominated by the Board of Directors.

INFORMATION AS TO NOMINEES

     The following tables set forth information as to the nominees for election as directors:

            NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

                                                 POSITION(S) WITH THE COMPANY AND PRINCIPAL
          NAME OF NOMINEE             AGE                        OCCUPATION
- -----------------------------------   ---    --------------------------------------------------
Omar Z. Al Askari(1)...............   44     Director; Chairman of the Board of Plaid Holdings
                                               Corp. and Chief Executive Officer of United
                                               Technical Services and United Eastern
                                               Investment Corp.
Dennis S. Bookshester(1)(2)(3).....   56     Director; Independent Business Consultant; former
                                               Chief Executive Officer of Zale Corp.
Lee W. Jennings(1).................   66     Director; President of Jennings & Associates;
                                             former Managing Partner, KPMG Peat Marwick LLP

          NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK AND
                        HOLDERS OF CLASS B COMMON STOCK

                                                 POSITION(S) WITH THE COMPANY AND PRINCIPAL
          NAME OF NOMINEE             AGE                        OCCUPATION
- -----------------------------------   ---    --------------------------------------------------
William Farley(3)..................   52     Director; Chairman of the Board and Chief
                                             Executive Officer of the Company
John B. Holland....................   63     Director; President and Chief Operating Officer of
                                             the Company
Henry A. Johnson...................   76     Director; President of Henry A. Johnson &
                                               Associates; former President and Chief Executive
                                               Officer of Spiegel, Inc.
Richard C. Lappin(3)...............   50     Director and Vice Chairman of the Company
A. Lorne Weil(2)...................   49     Director; Chairman of the Board and Chief
                                             Executive Officer of Autotote Corporation
Sir Brian G. Wolfson(2)............   59     Director; Executive Chairman of Wembley plc.

- ---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Executive Committee

                            ------------------------

     William Farley. Mr. Farley has been Chairman of the Board and Chief Executive Officer of the Company since May 1985. For more than the past five years, Mr. Farley has also been Chairman and Chief Executive Officer of Farley Industries, Inc. ("FII"), a company which provides management services to companies controlled or managed by Mr. Farley. He has held substantially similar positions with Farley Inc., a manufacturer of prototype auto parts and railroad bearings, since 1982, West Point-Pepperell, Inc. ("West Point"), a manufacturer of household fabrics, from April 1989 through October 1992 and Valley Fashions Corp. (formerly West Point Acquisition Corp. and currently West Point Stevens, Inc.) from March 1989 until October 1992. Mr. Farley has also been Chairman and a director of Acme Boot Company, Inc. ("Acme Boot"), a marketer of Western and casual boots and Western apparel and accessories, for more than the past five years.

     Omar Z. Al Askari. Mr. Al Askari has been a director of the Company since October 1993. Mr. Al Askari has been Chairman of the Board of Plaid Clothing Group Inc., a men's tailored clothing business, since 1991. Since 1980, Mr. Al Askari has also served as President and Chief Executive Officer of United Technical Services, which sells and services engineered products for the oil field and construction industries in the United Arab Emirates. He also serves as Chief Executive Officer of United Eastern Investment Corp., which holds investments in privately held companies in the United States and the United Kingdom.

     Dennis S. Bookshester. Mr. Bookshester has been a director of the Company since May 1992. Mr. Bookshester served as the Chief Executive Officer of Zale Corp. during 1990 and 1991. Mr. Bookshester currently is an independent business consultant. He is also a director of AMRE Inc., Evans Inc., Playboy Enterprises, Inc. and Sundance Homes, Inc.

     John B. Holland. Mr. Holland has been a director of the Company since November 1992 and President of the Company since May 1992. Mr. Holland has served as Chief Operating Officer of the Company for more than the past five years. Mr. Holland served as Vice Chairman and as a director of West Point from April 1989 until September 1992, and as Vice Chairman of Valley Fashions Corp. from March 1989 until June 1990. He is also a director of Dollar General Corp. and First Kentucky National Corp.

     Lee W. Jennings. Mr. Jennings has been a director of the Company since January 1992. Mr. Jennings has been the President of Jennings & Associates, a strategic consulting firm, for more than the past five years. Prior to the formation of Jennings & Associates, Mr. Jennings was a Managing Partner of KPMG Peat Marwick LLP. He is also a director of Alberto Culver Corp., A.O. Smith Corp., L&N Housing Corp., Manville Corporation, Prime Capital Corp. and Teppco Partners, L.P.

     Henry A. Johnson. Mr. Johnson has been a director of the Company since July 1988. For more than the last five years, Mr. Johnson has been President of Henry
A. Johnson & Associates, a management consulting firm. Mr. Johnson was associated with Spiegel, Inc. for over ten years, joining that company as President and Chief Executive Officer in 1976 and retiring as Vice Chairman in 1987.

     Richard C. Lappin. Mr. Lappin has been a director of the Company since December 1990 and Vice Chairman of the Company since October 1991. Mr. Lappin has been President and Chief Operating Officer of FII since February 1991. From October 1989 to February 1991, Mr. Lappin served in various capacities with Farley Inc., including President and Chief Executive Officer of the

Doehler Jarvis and Southern Fastening Systems divisions of Farley Inc. Mr. Lappin has been Vice Chairman and Chief Executive Officer of Acme Boot since February 1991 and a director of Acme Boot since December 1993.

     A. Lorne Weil. Mr. Weil has been a director of the Company since October 1991. Since 1990, Mr. Weil has been Chairman of the Board and Chief Executive Officer of Autotote Corporation, a manufacturer of products for the gaming industry. From 1979 to 1991, Mr. Weil was the President of Lorne Weil, Inc., a management consulting firm. He is also a director of General Growth Properties, Inc.

     Sir Brian G. Wolfson. Sir Brian Wolfson has been a director of the Company since May 1992. He has been Executive Chairman of Wembley plc., a company engaged in the sports and entertainment industry, for more than the past five years.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

BOARD MEETINGS AND COMMITTEES

     The Company has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee.

     The Audit Committee determines the Company's audit policies, reviews audit reports and recommendations made by the Company's internal auditing staff and its independent auditors, meets with the Company's independent auditors, oversees the Company's independent auditors and recommends the engagement of the Company's independent auditors.

     The Compensation Committee establishes, implements and monitors the Company's strategy, policies and plans for the compensation and benefits of all executive officers of the Company, including those employed by FII whose compensation and benefits are provided in part under Company plans and/or are guaranteed under certain employment agreements entered into by the Company and FII as of December 18, 1994. Prior to November 1994, Mr. Farley, as Chairman of FII, established the cash compensation levels for those executive officers who are directly employed by FII. In November 1994, the Board of Directors of the Company, with the consent of FII, delegated this responsibility to the Compensation Committee. The Compensation Committee also administers the Company's 1987 Stock Option Plan, the 1992 Executive Stock Option Plan and the Fruit of the Loom, Inc. Executive Incentive Compensation Plan (the "1994 Plan"), including, among other things, determining the persons to whom stock options, stock appreciation rights and long term incentives are granted and the price and/or terms of such options, rights and incentives.

     The Executive Committee may exercise the powers of the Board of Directors (other than certain powers specifically reserved to the full Board of Directors) in the management of the business and affairs of the Company in the intervals between meetings of the full Board of Directors.

     During 1994, the Board of Directors held six meetings, the Audit Committee met five times, the Compensation Committee met nine times and the Executive Committee met twice. During 1994, each of the incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and of any of the committees on which he served.

COMPENSATION OF DIRECTORS

     All directors who are not also executive officers of the Company receive a retainer of $30,000 per annum for serving on the Board of Directors and $1,000 for each meeting of the Board of Directors and each committee meeting which they attend. Pursuant to the Fruit of the Loom, Inc. Directors' Stock Option Plan (the "Directors' Stock Option Plan"), each non-employee director was issued in 1994 an option to purchase 2,500 shares of Class A Common Stock at the market price of the Class A Common Stock on the date of grant. Directors who are also employees of the Company receive no additional compensation from the Company for services rendered in their capacity as directors.

     The Board of Directors has adopted, subject to stockholder approval at the 1995 Annual Meeting, the 1995 Non-Employee Directors' Stock Plan (the "1995 Directors' Plan") and determined to discontinue grants of options under the Directors' Stock Option Plan. (See "PROPOSAL 3 --ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN".)

                                    *  *  *

     In July 1991, an involuntary Chapter 7 bankruptcy petition was filed against Farley Inc. under the Federal Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois. In September 1991, Farley Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization and a Plan of Reorganization was confirmed in December 1992. In 1992, an involuntary Chapter 7 bankruptcy petition was filed against VBQ, Inc. In July 1992, Valley Fashions Corp. filed a petition under Chapter 11 to effect a "pre-packaged" bankruptcy reorganization, which reorganization was confirmed in September 1992. Mr. Farley was Chairman, and Messrs. Holland and Lappin were officers, of Valley Fashions Corp. and Mr. Farley was Chairman of VBQ, Inc. Zale Corp., a company of which Mr. Bookshester formerly was Chief Executive Officer, voluntarily filed for protection from creditors under Chapter 11 of the Federal Bankruptcy Code in January 1992 after an involuntary petition was filed against Zale Corp. by certain bondholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock, the percentage of each class and the percentage of total voting power of the Company beneficially owned as of March 31, 1995 by (i) each director, (ii) each of the Named Officers (as defined on page 9), (iii) all directors and executive officers as a group, and to the knowledge of the Board of Directors, (iv) each person owning more than 5% of a class of the Company's voting securities. Except as otherwise indicated, each beneficial owner has sole voting and investment power. This table reflects the effect of shares issuable upon the exercise of options which are exercisable on or prior to May 30, 1995.

                                      CLASS A COMMON STOCK        CLASS B COMMON STOCK        PERCENT
                                     -----------------------     -----------------------     OF TOTAL
                                                    PERCENT                     PERCENT       VOTING
                                      NUMBER        OF CLASS      NUMBER        OF CLASS     POWER(1)
                                     ---------      --------     ---------      --------     ---------
Farley Inc. ......................      --    (2)     --         3,176,764        47.5%         15.5%
  233 South Wacker Dr.
  5000 Sears Tower
  Chicago, IL 60606
Oppenheimer Group, Inc. ..........   8,496,824(3)     12.3%         --            --             8.3%
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281
J.P. Morgan & Co. Incorporated....   5,781,445(4)      8.4%         --            --             5.6%
  60 Wall Street
  New York, NY 10260
Sanford C. Bernstein & Co.,
  Inc. ...........................   4,771,403(5)      6.9%         --            --             4.6%
  One State Street Plaza
  New York, NY 10004
William Farley....................     601,333(6)        *       6,690,976(7)      100%         33.1%
Omar Z. Al Askari.................      20,000(8)        *          --            --               *
Dennis S. Bookshester.............      16,500(9)        *          --            --               *
John B. Holland...................     236,466(10)       *          --            --               *
Lee W. Jennings...................      13,500(11)       *          --            --               *
Henry A. Johnson..................      16,500(11)       *          --            --               *
Richard C. Lappin.................     176,699(12)       *          --            --               *
A. Lorne Weil.....................      14,500(11)       *          --            --               *
Sir Brian G. Wolfson..............      13,500(11)       *          --            --               *
Richard M. Cion...................     155,887(13)       *          --            --               *
Earl C. Shanks....................     119,444(14)       *          --            --               *
All directors and executive
  officers
  as a group (14 persons).........   1,494,994(15)     2.1%      6,690,976         100%         33.7%

- ---------------
* Less than 1%

                                                   (Footnotes on following page)

(Footnotes from preceding page)

 (1) Each share of Class A Common Stock has one vote and each share of Class B Common Stock has five votes. This column shows the combined voting power of all Class A Common Stock and Class B Common Stock beneficially owned by each of the listed persons. The percentages shown assume no conversion of Class B Common Stock into Class A Common Stock. On March 21, 1995, there were 69,170,456 shares of Class A Common Stock and 6,690,976 shares of Class B Common Stock outstanding.

 (2) Excludes 3,176,764 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock.

 (3) As reported on a Schedule 13G filed by Oppenheimer Group, Inc. on February 1, 1995. According to such Schedule 13G, Oppenheimer Group, Inc. has shared voting and dispositive power with respect to all 8,496,824 of these shares, including 7,524,442 shares held by Oppenheimer Capital.

 (4) As reported on a Schedule 13G filed by J.P. Morgan & Co. Incorporated on February 15, 1995, as amended. According to such Schedule 13G, J.P. Morgan & Co., Inc. has sole voting power with respect to 3,168,300 of these shares, shared voting power with respect to 1,000 of these shares, and has sole dispositive power with respect to 5,780,445 of these shares and has shared dispositive power with respect to 1,000 of these shares.

 (5) As reported on a Schedule 13G filed by Sanford C. Bernstein & Co., Inc. on February 3, 1995. According to such Schedule 13G, Sanford C. Bernstein & Co., Inc. has sole voting power with respect to 2,811,445 of these shares, and has sole dispositive power with respect to all 4,771,403 of these shares.

 (6) Excludes 6,690,976 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock; includes 250,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the Company's 1992 Executive Stock Option Plan and 33,333 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1994 Plan. Excludes 995,864 shares of Class A Common Stock held by a master trust, which includes the assets of the pension plans of substantially all affiliated companies controlled by Mr. Farley, the voting of which shares is controlled or managed by Mr. Farley in his capacity as the investment committee with respect to such trust. Mr. Farley disclaims beneficial ownership of these shares.

 (7) Includes 3,176,764 shares of Class B Common Stock owned by Farley Inc. Mr. Farley has voting control of Farley Inc.

 (8) Includes 10,000 shares of Class A Common Stock held by United Technical Services and 10,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the Directors' Stock Option Plan (as defined).

 (9) Includes 3,000 shares of Class A Common Stock held as custodian for a minor child and 12,500 shares of Class A Common Stock currently issuable upon exercise of options granted under the Directors' Stock Option Plan.

(10) Includes 75,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1992 Executive Stock Option Plan, 140,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1987 Stock Option Plan and 11,666 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1994 Plan.

(11) Includes 12,500 shares of Class A Common Stock currently issuable upon exercise of options granted under the Directors' Stock Option Plan.

(12) Mr. Lappin holds 31,700 shares of Class A Common Stock jointly with his wife. Includes 50,000 shares of Class A Common Stock currently issuable upon the exercise of an option granted to him in 1991, 83,333 shares of Class A Common Stock currently issuable upon exercise of options granted to him under the 1987 Stock Option Plan and 11,666 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1994 Plan.

(13) Mr. Cion owns 1,000 shares of Class A Common Stock jointly with his wife. Includes 148,221 shares of Class A Common Stock currently issuable upon exercise of options granted to him under the 1987 Stock Option Plan and 6,666 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1994 Plan.

(14) Mr. Shanks owns 38,774 shares of Class A Common Stock jointly with his wife. Includes 1,100 shares of Class A Common Stock owned by his wife and 1,000 shares of Class A Common Stock held as custodian for his minor child, the beneficial ownership of each of which is disclaimed, and includes 73,666 shares of Class A Common Stock currently issuable upon exercise of options granted to him under the 1987 Stock Plan and 4,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1994 Plan.

(15) Includes 1,047,716 shares of Class A Common Stock currently issuable upon the exercise of options granted under the Company's stock option plans and 2,100 shares of Class A Common Stock owned by family members of an executive officer, beneficial ownership of which is disclaimed by such officer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's officers, directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 1994 all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     Messrs. Farley and Holland receive their salaries, other compensation and benefits directly from the Company. All of the Company's other executive officers are employed by FII and receive their salaries, other cash compensation and benefits from FII. FII is wholly-owned and controlled by Mr. Farley. It provides general management, investment banking, financing and other services, including the services of certain of the Company's executive officers, to the Company and other companies owned and controlled by Mr. Farley.

     The Compensation Committee establishes, implements and monitors the Company's strategy, policies and plans for the compensation (cash and non-cash) and benefits of all executive officers of the Company, including those employed by FII whose compensation and benefits are provided in part under Company plans and/or are guaranteed under certain employment agreements entered into by the Company and FII as of December 18, 1994 (See "EXECUTIVE COMPENSATION--Employment Agreements"). Prior to November 1994, Mr. Farley, as Chairman of FII, established the cash compensation levels for those executive officers who are directly employed by FII. In November 1994, the Board of Directors of the Company, with the consent of FII, delegated this responsibility to the Compensation Committee.

     The following table provides information concerning the annual and long-term compensation for the fiscal years ended December 31, 1994, 1993 and 1992 of those persons who were at December 31, 1994 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers"). No other individuals are required to be included in the table.

     For each Named Officer, other than Mr. Farley and Mr. Holland, the cash compensation figures in the table represent the total cash compensation paid to each of the Named Officers by FII, even though as employees of FII the Named Officers devote portions of their time to entities other than the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                     COMPENSATION(1)
                                                                                 ------------------------
                                                                                   AWARDS
                                                                                 ----------      PAYOUTS
                                             ANNUAL COMPENSATION                 SECURITIES      --------
                                  -----------------------------------------      UNDERLYING        LTIP
            NAME AND                       SALARY       BONUS        OTHER        OPTIONS        PAYOUTS        ALL OTHER
       PRINCIPAL POSITION         YEAR      ($)          ($)          ($)        (# SHARES)        ($)         COMPENSATION
- --------------------------------- ----    --------    ----------    -------      ----------      --------      ------------
William Farley,                   1994    $850,000    $  510,000    $ --           850,000(2)    $  --            $--
  Chairman of the Board and       1993     850,000     1,150,000      --            --              --            --
  Chief Executive Officer         1992     500,000     3,000,000      --           750,000(3)       --            --
John B. Holland,                  1994    $550,000    $  247,500    $ --           185,000(2)    $ 68,952(4)      $--
  President and                   1993     554,308       236,889      --            --            543,841(4)      --
  Chief Operating Officer         1992     468,462       468,462      --           225,000(3)     915,898(4)      --
Richard C. Lappin,                1994    $600,000    $  100,000    $ --           110,000(2)    $  --            $6,750(5)
  Vice Chairman                   1993     600,000       912,000      --            50,000          --             6,745(5)
                                  1992     562,500       400,000     51,535(6)      50,000          --             6,546(5)
Richard M. Cion,                  1994    $472,438    $  100,000    $ --            70,000(2)    $  --            $6,750(5)
  Senior Executive Vice           1993     457,313       250,000      --            10,000          --             6,745(5)
  President, Corporate            1992     425,000       800,000      --            16,000          --             6,546(5)
  Development
Earl C. Shanks,                   1994    $247,967    $   85,000    $ --            42,000(2)    $  --            $6,750(5)
  Vice President                  1993     237,256       100,000      --             7,000          --             6,745(5)
  and Treasurer                   1992     225,958       200,000      --            10,000          --             6,546(5)

- ---------------
(1) None of the Named Officers had any restricted stock holdings as of December 31, 1994.

(2) Includes options granted under the 1995 EICP (as hereafter defined), subject to stockholder approval of the 1995 EICP at the Annual Meeting. See "PROPOSAL 2--ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN". These options vest and become exercisable with respect to one-sixth of the underlying shares of Class A Common Stock on December 18, 1995, 1996, 1997, 1998, 1999 and 2000 with acceleration under certain circumstances. In addition, the options will vest and become exercisable to the extent of 50% of the shares when the market value per share of the Company's Class A Common Stock is $45.00 or greater on any 15 out of 60 consecutive trading days, and to the extent of 100% of the shares when the market value per share of the Company's Class A Common Stock is $60.00 or greater for the same period.

(3) The options granted to Messrs. Farley and Holland were made pursuant to the 1992 Executive Stock Option Plan. These options vest (subject to acceleration under certain circumstances) as follows: (i) one-third of the options vested immediately upon grant; (ii) one-third of the options granted vest if the closing price of the Company's Class A Common Stock reaches or exceeds $45 per share for ninety consecutive days within six years from the date of grant; and (iii) the remaining one-third of the options granted vest if the closing price of the Company's Class A Common Stock reaches or exceeds $60 per share for ninety consecutive days within six years from the date of grant. As of March 21, 1995, none of the options subject to such delayed vesting provisions had vested.

(4) Payouts under the Fruit of the Loom, Inc. Long Term Incentive Plan (the "Long Term Bonus Plan") for 1992 and 1993 and under the Fruit of the Loom, Inc. 1989 Stock Grant Plan for 1992, 1993 and 1994. Except for Mr. Holland, no director or executive officer of the Company participated in the Long Term Bonus Plan. The Long Term Bonus Plan consisted of separate four-year plans beginning each year. Amounts credited to the cash and stock bonus pools for each four-year plan period depended upon the extent to which the Company's operating earnings, as defined in the plan, during the four-year period exceeded a base level of operating earnings established by the committee responsible for administering the plan at the beginning of the four-year plan period. No new four-year plan period began subsequent to December 31, 1990.

(5) These amounts represent matching contributions pursuant to a 401(k) defined contribution profit-sharing plan.

(6) Represents income tax gross up for certain relocation expenses.

OPTION GRANTS IN 1994

     The following table provides information on grants of stock options in 1994 to the Named Officers pursuant to the 1994 Plan. The table also provides information on grants of stock options to the Named Officers on December 18, 1994 which were granted under, and are subject to stockholder approval of, the proposed 1995 Executive Incentive Compensation Plan (the "1995 EICP"). (See "PROPOSAL 2--ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN--Initial Awards.") No stock appreciation rights were granted to the Named Officers during 1994. The hypothetical present values on date of grant shown for stock options granted in 1994 are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes model for pricing options. The actual before tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Company's Class A Common Stock over the exercise price per share of Class A Common Stock underlying the stock option at the time such stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in this table will be realized.

                             OPTION GRANTS IN 1994

                                             INDIVIDUAL GRANTS
- ------------------------------------------------------------------------------------------------------------
                                                PERCENT OF
                                  NUMBER OF    TOTAL OPTIONS
                                  SECURITIES    GRANTED TO                                        GRANT DATE
                                  UNDERLYING     EMPLOYEES      EXERCISE OR                        PRESENT
                                   OPTIONS       IN FISCAL      BASE PRICE                         VALUE(2)
             NAME                 GRANTED(#)      YEAR(1)        ($/SHARE)     EXPIRATION DATE       ($)
- -------------------------------   ---------    -------------    -----------    ---------------    ----------
William Farley.................    100,000(3)        4.5%         $30.875          05/17/04       $1,553,013
                                   750,000(4)       34.0%          26.125          12/18/04        9,189,469
John B. Holland................     35,000(3)        1.6%         $30.875          05/17/04       $  543,554
                                   150,000(4)        6.8%          26.125          12/18/04        1,837,894
Richard C. Lappin..............     35,000(3)        1.6%         $30.875          05/17/04       $  543,554
                                    75,000(4)        3.4%          26.125          12/18/04          918,947
Richard M. Cion................     20,000(3)        0.9%         $30.875          05/17/04       $  310,603
                                    50,000(4)        2.3%          26.125          12/18/04          612,631
Earl C. Shanks.................     12,000(3)        0.5%         $30.875          05/17/04       $  186,362
                                    30,000(4)        1.4%          26.125          12/18/04          367,579

- ---------------
(1) During 1994, options to purchase a total of 2,206,100 shares of Class A Common Stock were granted. Of this total, options to purchase 1,505,000 shares of Class A Common Stock were awarded under the 1995 EICP and are therefore subject to stockholder approval at the Annual Meeting.

(2) The hypothetical present values on grant date are calculated under the modified Black-Scholes model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value options granted which expire May 2004 include the stock's expected volatility rate (42%), risk free rate of return (6.9%), dividend yield (0%), projected time of exercise (7 years) and projected risk of forfeiture rate for vesting period (5% per annum). Similar factors were used for the grants expiring in December 2004, except for the stock's expected volatility rate (40%) and risk free rate of return (7.8%).

(3) These options vest (subject to acceleration under certain circumstances) with respect to 1/3 of the underlying shares of Class A Common Stock on May 17, 1995, 1996 and 1997.

(4) These options were granted under the 1995 EICP, subject to stockholder approval of the 1995 EICP at the Annual Meeting. These options vest and become exercisable with respect to one-sixth of the underlying shares of Class A Common Stock on December 18, 1995, 1996, 1997, 1998, 1999 and 2000
    with acceleration under certain circumstances. In addition, the options will vest and become exercisable to the extent of 50% of the shares when the market value per share of the Company's Class A Common Stock is $45.00 or greater on any 15 out of 60 consecutive trading days, and to the extent of 100% of the shares when the market value per share of the Company's Class A Common Stock is $60.00 or greater for the same period.

AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END 1994 OPTION VALUES

     The following table provides information on the Named Officers' unexercised options at December 31, 1994. None of the Named Officers exercised any options during 1994.

                          YEAR-END 1994 OPTION VALUES

                                                  NUMBER OF
                                            SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                             DECEMBER 31, 1994(#)             DECEMBER 31, 1994($)(1)
                                         ----------------------------       ----------------------------
                 NAME                    EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
- --------------------------------------   -----------    -------------       -----------    -------------
William Farley........................     250,000         600,000(2)       $        --      $      --
                                                           750,000(3)                          656,250
John B. Holland.......................     215,000         185,000(2)         2,229,375             --
                                                           150,000(3)                          131,250
Richard C. Lappin.....................     116,666          68,334(3)           837,500             --
                                                            75,000                              65,625
Richard M. Cion.......................     144,888          26,667(3)         1,797,490             --
                                                            50,000                              43,750
Earl C. Shanks........................      71,333          16,667(3)           711,000             --
                                                            30,000                              26,250

- ---------------
(1) Values are calculated by subtracting the exercise price from the closing price of the Company's Class A Common Stock on the New York Stock Exchange on December 30, 1994 of $27.00.

(2) With respect to Messrs. Farley and Holland, 250,000 and 75,000 of these options, respectively, do not become exercisable unless the closing price of the Company's Class A Common Stock reaches or exceeds $45 per share for ninety consecutive days within six years after January 31, 1992, the date of grant, and an additional 250,000 and 75,000 of these options, respectively, do not become exercisable unless the closing price of the Company's Class A Common Stock reaches or exceeds $60 per share for ninety consecutive days within six years after the date of grant.

(3) These options were granted under the 1995 EICP, subject to stockholder approval of the 1995 EICP at the Annual Meeting. These options vest and become exercisable with respect to one-sixth of the underlying shares of Class A Common Stock on December 18, 1995, 1996, 1997, 1998, 1999 and 2000
    with acceleration under certain circumstances. In addition, the options will vest and become exercisable to the extent of 50% of the shares when the market value per share of the Company's Class A Common Stock is $45.00 or greater on any 15 out of 60 consecutive trading days, and to the extent of 100% of the shares when the market value per share of the Company's Class A Common Stock is $60.00 or greater for the same period.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 1994

     The following table provides information on long-term incentive plan awards in 1994 to the Named Officers pursuant to the 1994 Plan.

                                                      NUMBER OF SHARES,
                                                          UNITS OR         PERFORMANCE OR OTHER PERIOD
                       NAME                            OTHER RIGHTS(#)     UNTIL MATURATION OR PAYOUT
- ---------------------------------------------------   -----------------    ---------------------------
William Farley.....................................   25,000 shares(1)               2 years
John B. Holland....................................   10,000 shares(1)               2 years
Richard C. Lappin..................................   10,000 shares(1)               2 years
Richard M. Cion....................................   2,500 shares(1)                2 years
Earl C. Shanks.....................................   2,500 shares(1)                2 years

- ---------------
(1) The shares reported are performance shares granted on May 17, 1994 pursuant to the 1994 Plan. At the end of the two year performance period beginning January 1, 1994 and ending December 31, 1995, each of the Named Officers will be entitled to receive payout on the number of performance shares earned by such Named Officer over the performance period, determined as a function of the extent to which goals for "total shareholder return" (calculated as a fraction, the numerator of which is the sum of (a) the fair market value of a share of Class A Common Stock on the last day of the performance period and (b) the dividends declared with respect to such share during the performance period, and the denominator of which is the fair market value of such share on the first day of the performance period) have been achieved. Each of the Named Officers shall receive payout on performance shares earned in cash or shares of Class A Common Stock (or a combination thereof) which have, as of the close of the performance period, an aggregate fair market value equal to the value of the earned performance shares. The numbers of shares reported above represent the numbers of performance shares to be issued (or their cash equivalent) if target performance is achieved. The number of shares issuable (or their cash equivalent) ranges from 0% to 200% of target.

                                 PENSION PLANS

     FRUIT OF THE LOOM, INC. OPERATING COMPANY PENSION PLAN -- Messrs. Farley and Holland are covered by the pension plan for Fruit of the Loom operating company employees (the "Operating Company Pension Plan") and do not currently participate in the FII Pension Plan (as hereinafter defined) described below.

     The Operating Company Pension Plan covers all employees of the Company and its participating subsidiaries after the completion of one year of service and the attainment of age 21.

     The following table indicates the approximate amounts of annual retirement income that would be payable under the Operating Company Pension Plan and the Supplemental Benefit Plan (defined below) based on various assumptions as to compensation and years of service for certain employees, assuming benefits are computed under a straight life annuity formula. There is no social security or other offset deducted from the amounts shown.

                           PENSION PLAN TABLE (1)(2)

   5 YEAR
  AVERAGE         15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS
COMPENSATION     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE
- ------------     ----------     ----------     ----------     ----------     ----------
 $  300,000       $  82,218      $ 109,624      $ 137,030      $ 147,307      $ 157,584
    400,000         110,718        147,624        184,530        198,370        212,209
    500,000         139,218        185,624        232,030        249,432        266,834
    600,000         167,718        223,624        279,530        300,495        321,459
    700,000         196,218        261,624        327,030        351,557        376,084
    800,000         224,718        299,624        374,530        402,620        430,709
    900,000         253,218        337,624        422,030        453,682        485,334
  1,000,000         281,718        375,624        469,530        504,745        539,959
  1,100,000         310,218        413,624        517,030        556,807        594,584

- ---------------
(1) Assumes individual retires at age 65 with indicated years of service but further assumes covered compensation as it was determined in 1994, which was $24,312, as updated each year by the Internal Revenue Service for annual covered compensation.

(2) Maximum pension limits for 1992, 1993 and 1994 under Internal Revenue Code (as hereinafter defined) Section 415 were $112,221, $115,641 and $118,800, respectively. The maximum pension limit for 1995 will be $120,000 due to indexing. Amounts in excess of these limits are paid under the Supplemental Benefit Plan.

     Contributions to the Operating Company Pension Plan, which are made by the Company and its participating subsidiaries, are computed on an actuarial basis and, as such, individual employee payments (or accruals) cannot be calculated. Compensation covered by the Operating Company Pension Plan generally consists of all compensation paid to a participant for personal services rendered as an employee of the Company or a participating subsidiary, but excluding bonuses, deferred compensation and payments under certain benefit programs. Covered compensation for each of the Named Officers covered by the Operating Company Pension Plan for 1994 equals the respective amounts shown in the Salary column of the Summary Compensation Table. The

Operating Company Pension Plan provides that participants' benefits fully vest after five years of service or the attainment of age 65.

     The Operating Company Pension Plan retirement benefits are computed at the rate of 1% of a participant's final average compensation (the average of the highest five consecutive full plan years of compensation during the last ten plan years of service) plus either .75%, .70% or .65% (depending on the participant's social security retirement age) of a participant's final average earnings in excess of the average social security wage base for the 35-year period preceding the participant's social security retirement age. The resulting sum is multiplied by the participant's years of service up to 25 years and is increased by 1.5% for each year of service over 25 years.

     Under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), a participant's covered compensation under a qualified retirement plan is limited to a maximum annual amount of $228,860 for 1992, $235,840 for 1993 and $150,000 for 1994. For 1995, this amount remains at
$150,000. Amendments made to Sections 401(a)(5) and 401(l) of the Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993 reduced the amount of permitted disparity between benefits provided under a qualified pension plan with respect to a participant's compensation up to the social security wage base and the benefits provided with respect to compensation above the social security wage base. For the executive officers of the Company who participate in the Operating Company Pension Plan, any reduction in benefits under such plan caused by these limitations will be made up dollar-for-dollar by benefits under the supplemental benefit plan for the Fruit of the Loom operating company employees (the "Supplemental Benefit Plan"). Nonofficer participants in the Operating Company Pension Plan will receive benefits under the Supplemental Benefit Plan in an amount equal to the reduction in benefits under the Operating Company Pension Plan attributable to the Internal Revenue Code Section 401(a)(17) limitation on compensation and the Internal Revenue Code Section 415 limitation on annual pension benefits.

     The estimated number of years of service credited for Messrs. Farley and Holland under the Operating Company Pension Plan are 4 years and 33 years, respectively. No other executive officer of the Company participates in the Operating Company Pension Plan.

     FII PENSION PLAN -- All executive officers of the Company who are FII employees are covered by the salaried portion of the Retirement Program of Farley Inc. (the "FII Pension Plan"). The FII Pension Plan covers all salaried employees of FII and the Metals divisions of Farley Inc. and may include hourly employees if designated for coverage.

     The following table indicates the approximate amounts of annual retirement income that would be payable under the FII Pension Plan based on various assumptions as to compensation and years of service for certain employees, assuming benefits are computed under a straight life annuity formula. There is no social security or other offset deducted from the amounts shown.

                            PENSION PLAN TABLE(1)(2)

                                                                              35 YEARS
   5 YEAR                                                                    OF SERVICE
  AVERAGE         15 YEARS       20 YEARS       25 YEARS       30 YEARS       (MAXIMUM
COMPENSATION     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE     UNDER PLAN)
- ------------     ----------     ----------     ----------     ----------     -----------
  $100,000        $ 21,812       $ 29,083       $ 36,353       $ 43,624        $50,894
   125,000          27,812         37,083         46,353         55,624         64,894
   150,000          33,812         45,083         56,353         67,624         78,894

- ---------------
(1) Assumes individual retires at age 65 with indicated years of service but further assumes covered compensation as it was determined in 1994, which was $24,312, as updated each year by the Internal Revenue Service for annual covered compensation.

(2) Maximum pension limits for 1992, 1993 and 1994 under Internal Revenue Code
    Section 415 were $112,221, $115,641 and $118,800, respectively. The maximum pension limit for 1995 will be $120,000 due to indexing. As of December 31, 1994, FII did not have any nonqualified, excess benefit plans.

     Contributions to the FII Pension Plan, which are made by FII, are computed on an actuarial basis and, as such, individual employee payments (or accruals) cannot be calculated. Compensation covered by the FII Pension Plan consists of all payments made to a participant for personal services rendered as an employee of FII which are subject to Federal income tax withholding, excluding imputed income attributable to certain fringe benefit programs. With respect to executive officers, covered compensation includes all compensation other than
Section 401(k) salary deferrals which are not recognized by the FII Pension Plan, up to a maximum of $228,860 for 1992, $235,840 for 1993 and $150,000 for
1994. For 1995, this amount will remain at $150,000. Covered compensation for each of the Named Officers covered by the FII Pension Plan for 1994 equals the aggregate of the respective amounts shown in the Salary and Bonus columns of the Summary Compensation Table, up to the 1994 limit of $150,000. The salaried portion of the FII Pension Plan provides that participants' benefits fully vest after five years of service.

     The FII Pension Plan retirement benefits are computed at the rate of 1% of a participant's highest average covered compensation (the average of five consecutive full plan years of highest compensation during the last ten plan years of service) up to the average wage base (i.e. "covered compensation" as that term is defined in Revenue Ruling 71-446) plus 1.6% of a participant's highest average covered compensation in excess of the average wage base. The resulting sum is multiplied by the participant's years of benefit service.

     The estimated credited years of benefit service for Messrs. Lappin, Cion and Shanks are 5 years, 9 years and 11 years, respectively.

     Commencing January 1, 1995, the retirement benefits of the Named Officers will be calculated under the terms of the new employment agreements which are discussed below.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements (each referred to individually as an "Agreement" and collectively as the "Agreements"), effective December 18, 1994, with eleven executives, including the Named Officers, to secure the continued employment of those executives employed directly by the Company, including Mr. Farley and Mr. Holland, as well as the services of those executives employed by FII. The Agreements were approved by the Compensation Committee as discussed in the "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and by the Board of Directors. The following summarizes certain terms of the Agreements applicable to the executives generally, and describes certain additional terms of Mr. Farley's Agreement and those of other Named Officers.

     The period of employment or service under the Agreements extends initially for three years, subject to automatic one-year extensions at the end of the initial three-year term (at the end of each year in the case of Mr. Farley's Agreement), unless otherwise elected by either party. The Agreements generally provide for payment of an annual base salary that will be reviewed each year, but may not be decreased from the amount in effect in the previous year. The Agreements also generally provide for (i) non-competition for a period of one year (two years in the case of Messrs. Farley, Holland and Lappin) subsequent to termination for any reason other than by the executive for "good reason" or by the Company without "cause" following a change in control; (ii) other restrictive covenants including non-disclosure, non-solicitation of employees and availability for litigation support; (iii) participation in certain benefit plans and programs (including pension benefits, disability insurance and benefits and health benefits), generally on a basis not less favorable than provided in 1995; (iv) annual and long-term incentive compensation opportunities and participation in certain other compensation plans and programs on a basis generally not less favorable than provided to other similarly situated executives or in certain cases, not less favorable than in effect during 1995;
(v) life insurance equal to three times annual salary (ten times in the case of Mr. Farley's Agreement and four times in the case of Mr. Holland's and Mr. Lappin's Agreements); (vi) deferred compensation arrangements; (vii) with respect to pensions, inclusion of 50% of annual incentive compensation and 100% of salary, and, in some cases, crediting of five to ten years of additional future service (12 years' past service credit in the case of Mr. Farley's and Mr. Holland's Agreements) for purposes of determining pension benefits and full funding of vested pension obligations through the use of trusts or by the purchase of annuities; and (viii) the grant under the 1995 EICP, subject to stockholder approval of the 1995 EICP at the Annual Meeting, of performance-accelerated stock options, as described in "EXECUTIVE COMPENSATION--Option Grants in 1994" and "PROPOSAL 2--ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN--Initial Awards". Although FII is principally obligated to pay certain of the compensation and benefits to its employees providing executive services to the Company under the Agreements, the Company has guaranteed payment of such obligations and, in any event, under the terms of the 1994 Management Agreement (as defined), FII's employee costs under the Agreements are included in determining the amount of the management fee payable by the Company to FII. See "EXECUTIVE COMPENSATION--Certain Relationships and Related Transactions".

     The Agreements provide for certain payments and benefits upon termination of the executive's employment or service in addition to payments and benefits accrued at the date of termination or otherwise payable thereafter under the Company's established plans and programs. If employment or service terminates due to normal retirement, approved early retirement, death or disability, the executive will receive (i) in lieu of annual incentive compensation for that year, an amount equal to the average annual incentive compensation paid in the three preceding years, pro rated to reflect the part of the year completed before termination; (ii) in lieu of settlement of outstanding long-term incentives such as performance shares or performance accelerated restricted stock ("PARS"), cash equal to amounts payable upon achievement of maximum performance with full vesting for termination due to death or disability, or target performance with full vesting for termination due to retirement, in respect of each tranche of performance shares or PARS, pro rated to reflect the part of the performance or vesting period completed before termination; and (iii) if termination is due to disability, continued participation in employee benefit plans until the executive reaches age 65, including health, medical, life insurance and pension benefit plans.

     If employment or service is terminated by the Company or FII for cause prior to a change in control (as defined) or voluntarily by the executive, no payment will be made for severance or for annual incentive compensation, performance shares or PARS relating to the year or other uncompleted period in which the termination occurs. If employment or service is terminated by the Company or FII not for cause or after a change in control or by the executive for good reason, the executive will receive (i) if such termination follows a change in control, an amount equal to the sum of the then current annual salary plus the average annual incentive compensation paid in the three preceding years ("total cash") multiplied by a number generally ranging from 2.0 to 3.0 (depending on the seniority of the executive and the period remaining in the employment term under the Agreement) plus, in lieu of settlement of outstanding performance shares or PARS, cash equal to the amount payable upon achievement of maximum performance for all performance shares and upon the vesting of PARS;
(ii) if such termination precedes a change in control, total cash multiplied by a number equal to the number of years of employment remaining under the Agreement in the case of Mr. Farley, two times salary in the case of Mr. Holland and Mr. Lappin and one times salary in the case of other executives plus, in lieu of settlement of outstanding performance shares or PARS, cash equal to the amount payable based on the actual performance to date or target performance, whichever is greater, pro rated to reflect the part of the performance or vesting period completed before termination; (iii) in lieu of annual incentive compensation for that year, an amount equal to the average annual incentive compensation paid in the three preceding years, pro rated to reflect the part of the year completed before termination; (iv) if such termination follows a change in control, a lump-sum cash payment equal to the present value of any accrued benefit under supplemental (non-qualified) pension plans of the Company and FII, unless such benefits are fully funded or secured; and (v) if such termination follows a change in control, continued participation in employee benefit plans for two years (three years in the case of Mr. Farley), including health, medical, disability, life insurance and pension benefit plans. If an executive has not been employed by the Company or otherwise has not been eligible for annual incentive compensation for each of the three full years before termination, any calculation using a three-year average of such compensation will instead use the annual incentive compensation target amount for each such year.

     A "change in control" is defined in generally the same manner as under the proposed 1995 EICP. (See "PROPOSAL 2 - ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN--Acceleration of Vesting".) "Good reason" is defined generally as the demotion, reassignment, reduction in compensation or benefits, substantial relocation in the case of Messrs. Farley and Lappin, attempted termination for cause or other breach of the

Agreement by the Company or FII. With the exception of Mr. Farley, "good reason" is applicable only following a change in control.

     If payments under the Agreements following a change in control are subject to the "golden parachute" excise tax, the Company will make an additional "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as would have been the case had such excise tax not applied. The Agreements obligate the Company to continue to cover executives with indemnification provisions in effect at the effective date of the Agreements, including the advancement of expenses, and with officers' and directors' liability insurance during employment and for claims made up to six years thereafter, and provides that the Company generally will reimburse an executive for expenses incurred in seeking enforcement of the Agreement, unless the executive's assertion of rights was in bad faith or frivolous.

     The Agreement with Mr. Farley secures his employment as Chief Executive Officer and his agreement to serve, if elected, as a Director, as Chairman of the Board, and on Board committees. The Agreement with Mr. Holland secures his employment as President and Chief Operating Officer of the Company and his agreement to serve, if elected, as a Director and on Board committees. The Agreement with Mr. Lappin secures his agreement to serve, if elected, as a Director, as Vice Chairman of the Board, and on Board committees. The Agreement with Mr. Farley permits him to devote time to other business interests, including FII, although Mr. Farley and the non-employee executives are required to devote substantial time to the Company's business, consistent with their duties.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee is composed entirely of outside directors, none of whom is currently or was formerly an executive officer or employee of the Company or any of its subsidiaries or affiliates. During all of 1994, the Compensation Committee was responsible for determining the overall compensation paid to Messrs. Farley and Holland and for the stock based compensation provided to other executive officers who are employed directly by FII. The Compensation Committee has been responsible for determining the overall compensation paid to the executive officers employed by FII since November 1994. (See "EXECUTIVE COMPENSATION--Introduction" above.)

     The Compensation Committee is responsible for establishing, implementing and monitoring the Company's strategy, policies and plans for executive compensation. The Company's strategy is (i) to attract high-caliber management talent at both the entry and mid-career levels to meet the organization's executive resource needs; (ii) to retain top-performing executives at the corporate level and in each of the subsidiaries and business units; (iii) to provide compensation opportunities that are fair and competitive with those provided by comparable organizations; (iv) to motivate and reward its executives based on corporate, subsidiary, business unit and individual annual and long-term business performance, strategic progress and the creation of stockholder value; (v) to create a mutuality of interest with the Company's stockholders by linking a major portion of total compensation to the business and stock performance of the Company; and (vi) to ensure that the Company's compensation expenditures are cost and tax-effective and in compliance with applicable regulatory requirements.

     In accordance with the responsibilities delegated by the Board of Directors in November 1994, at the beginning of each year the Compensation Committee reviews the Company's overall corporate mission, strategy and objectives which are subject to Board of Directors approval. These form the basis both for supporting corporate, subsidiary and business unit annual performance goals which are subject to Compensation Committee review and approval at the beginning of the year and for executive officer performance initiatives. Based on this review, the Compensation Committee in its sole discretion determines the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation in light of marketplace pay levels and practices. At year-end, results achieved and strategic progress at the corporate, subsidiary, business unit and individual levels are assessed by the Compensation Committee, relative to previously approved goals and taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. No particular weightings are assigned by the Compensation Committee to any such factors.

     The Compensation Committee has been assisted in its review and evaluation by Pearl Meyer & Partners, Inc., executive compensation consultants retained by the Compensation Committee in November 1994 to serve as outside experts in the discharge of its responsibilities. The consultants provide advice to the Compensation Committee with respect to the effectiveness, appropriateness and regulatory compliance status of the Company's executive incentive plans, and the reasonableness, fairness and competitiveness of compensation paid to executive officers of the Company, including the Chief Executive Officer. In so doing, the consultants review with the Compensation Committee survey data regarding compensation practices and payments by comparable organizations and the relationship of executive officer pay to performance and stockholder value. The comparator groups selected by the Compensation Committee for this purpose include (i) seven major apparel companies, five of which are included in the Value Line Apparel Industry Index appearing in the Performance Graph; and (ii) 15 other major growth-oriented non-durable consumer products companies of comparable size (i.e., companies in the same size range producing a broad range of products for retail sale to the general public). The comparator groups in the aggregate have median sales and earnings in the same ranges as the Company and are regarded as the marketplace for critical management talent at the Company.

     Based on this review and evaluation of internal, marketplace and regulatory factors, the Compensation Committee and Board of Directors determined to institute in 1995 a new executive compensation program aligned with the Company's management organization structure and strategy for the creation of stockholder value. Elements of the 1995 program include entering into employment agreements for the services of the five Named Officers and six other members of the key executive group (See "EXECUTIVE COMPENSATION--Employment Agreements"), discontinuing awards under the 1994 Plan and adopting the 1995 EICP subject to stockholder approval at the 1995 Annual Meeting (See "PROPOSAL 2--ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN".)

     Total compensation for target performance under the new program for 1995 is generally positioned at the average or median up to the 75th percentile of the comparator groups, depending upon the participant's position or level and the degree of difficulty and challenge associated with each year's performance objectives. Under the 1995 EICP, the Compensation Committee is shifting the mix of compensation to a higher proportion of variable equity-based performance incentive opportunities so that actual annual and long-term compensation levels will vary more directly with results achieved from year to year below and above those of the comparator groups.

1994 COMPENSATION

     For 1994, the Company's compensation program for its executive officers, including the Chief Executive Officer, was comprised primarily of base salary, annual cash bonuses, stock options and performance shares, with approximately two-thirds of the total compensation of the Chief Executive Officer variable, based on annual business and long-term stock performance, and approximately one-half of total compensation for the executive officers as a group variable based on the same factors. Total compensation for 1994 for the executive officers as a group was targeted at approximately the 50th percentile of total executive compensation paid by the comparator companies.

     BASE SALARY. Salaries are established in consideration of the competitive marketplace (as discussed above) at the appropriate level relative to the responsibilities, time in position and individual performance of each executive officer, in addition to overall corporate financial circumstances. Base salaries are generally subject to annual review for adjustment by the Compensation Committee. Minimum salaries of the Named Officers are set at December 1994 levels in employment agreements which are described under "EXECUTIVE COMPENSATION--Employment Agreements" and provide for future review and possible upward adjustment by the Compensation Committee. The 1994 salaries of the Chief Executive Officer and two other Named Officers have not increased from 1993 levels. Other executive officers received minimal adjustments in 1994, averaging 4.7%, as determined by Mr. Farley prior to November 1994 with regard to those directly employed by FII. Overall, base salaries were held relatively constant in 1994 in response to corporate performance.

     In 1994, base salary represented approximately one-third of the Chief Executive Officer's total compensation and one-half for the executive officers as a group.

     ANNUAL CASH BONUSES. Under the 1994 Plan, the Chief Executive Officer and the other executive officers were granted an opportunity to receive a cash incentive award based upon the Company's achievement of certain return on equity levels in 1994 and the increase in earnings per share for 1994 compared to 1993. Upon achievement of targeted levels of performance, the Chief Executive Officer would have received a cash award equal to 100% of his 1994 base salary and other executive officers would have received cash awards equal to specified percentages up to 70% of base salary. The minimum performance levels for payouts under the 1994 Plan were not achieved, so no cash awards were made under the 1994 Plan to any executive officer for 1994.

     Notwithstanding the foregoing, the Compensation Committee determined, and the full Board of Directors agreed, to make discretionary bonus awards to all bonus eligible employees for 1994, including the Chief Executive Officer and other executive officers. A cash bonus of $510,000, a portion of which was not tax deductible under Internal Revenue Code Section 162(m), was paid to the Chief Executive Officer in recognition of the Company's strategic progress under his leadership in 1994. Such bonus is less than one-half of his 1993 bonus award and less than one-fifth of his bonus for 1992 in view of the Company's reduced earnings per share. In granting such bonuses, the Compensation Committee took account of the fact that, despite the Company's disappointing return on equity and earnings, the Company achieved operating performance levels and returns comparable or superior to other major apparel companies. In addition, the Company was successful in achieving a number of significant strategic goals during 1994 which are expected to have a substantial positive impact on the Company's long-term growth, including restructuring and staffing the Company's management organization structure into business units along product lines, implementing programs to expand and modernize the Company's distribution and customer service efforts and generating substantial sales growth in both core and new business lines. No particular weights were assigned to any of the factors considered in establishing the discretionary bonuses.

     While it is the policy of the Compensation Committee to provide opportunities for annual incentive compensation for achievement of preestablished performance goals based on financial measures, the Committee also retains discretion to pay bonuses reflecting its subjective assessment of the valuable accomplishments of the Company's executive officers which, in the Committee's view, cannot as a practical matter always be anticipated in advance or reflected in such preestablished performance goals. In addition, the terms of the annual incentive and performance share awards established in early 1994 under the 1994 Plan represented the Company's first response to proposed regulations under Internal Revenue Code Section 162(m) ("Section 162(m)") issued in December 1993 and since amended in December 1994. After evaluating the 1994 Plan in its first year of implementation, the Committee has concluded that the 1994 Plan did not adequately serve the Company's compensation strategy or provide the flexibility needed to attract, retain and motivate top caliber executives in a highly competitive industry.

     EQUITY INCENTIVES--STOCK OPTIONS AND PERFORMANCE SHARES. The Chief Executive Officer and the other executive officers each received two separate option grants for 1994. The first option grant was a regularly scheduled annual grant in May 1994 pursuant to the 1994 Plan. In determining the number of options included in this grant, the Compensation Committee considered the recipient's performance and position held, assigning no specific weight to either factor. The second option grant in December 1994 was a special grant generally in connection with entry by the Named Officers and other executives into employment agreements, primarily for the purpose of providing a significant performance-based incentive based upon increases in the market price of the Company's common stock and also to induce the recipients to enter into the three-year employment agreements, containing non-competition and restrictive covenants. These special options were granted under the Company's proposed 1995 EICP and are subject to stockholder approval of the 1995 EICP. As discussed under the caption "PROPOSAL 2--ADOPTION OF THE FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN--Initial Awards", each such option has an exercise price equal to 100% of the fair market value of the underlying shares at the date of grant, and generally will become cumulatively exercisable as to one-sixth of such shares on each of the first six anniversaries of the date of grant. As an added performance-based incentive, each such option will become exercisable on an accelerated basis for one-half of the shares if the closing price per share on any 15 out of 60 consecutive trading days is $45 or greater, and for all of the shares if the closing price per share on any 15 out of 60 consecutive trading days is $60 or greater (subject to adjustment to reflect extraordinary events).

     Each of the executive officers, including the Chief Executive Officer, was also granted performance shares in 1994, with the period over which performance is to be measured extending from January 1, 1994 through December 31, 1995. If the target total stockholder return for this two-year period is achieved, the Chief Executive Officer will earn 25,000 performance shares, and the other executive officers will each earn a number of performance shares ranging from 2,500 to 10,000. Each earned performance share will entitle the executive to receive one share of Class A Common Stock or its cash equivalent at the date of settlement following the performance period.

     The Compensation Committee determined the sizes of performance share grants and the second option grants to the Company's executive officers on an individual, discretionary basis in consideration of the recipient's performance and position held, as well as the Company's historically below average level of stock option and other equity awards relative to the comparator groups. The Compensation Committee did not predesignate a specific size for the aggregate performance share and stock option awards to executive officers as a group. The Compensation Committee does not consider stock holdings, prior option and other long-term equity incentive grants or the appreciation thereon when making future stock option and long-term equity award determinations, nor does the Compensation Committee have a specific policy as to the portion of total compensation represented by stock options and other long-term equity awards.

EMPLOYMENT AGREEMENTS AND PROPOSED 1995 EICP

     As discussed above, in late 1994, the Compensation Committee, with the assistance of Pearl Meyer & Partners, Inc., undertook a review of the Company's executive employment and compensation arrangements. In its review, the Compensation Committee was seeking ways to enhance the Company's executive compensation practices (i) to increase the linkage between performance and pay;
(ii) to provide the Company with flexible incentive vehicles responsive to its need to attract and retain needed executive talent as well as performance measures responsive to its annual and long-term objectives; (iii) to promote compliance with Section 162(m) to reduce the extent to which compensation paid to executive officers will be subject to limitations on tax deductibility; (iv) to ensure more consistent and competitive compensation practices from year to year, as well as among executives (including those who provide services to the Company but are directly employed by FII) within any given year; and (v) to encourage retention of key contributors to the future creation of stockholder value.

     As a result of this review, the Compensation Committee determined to recommend, and the Board of Directors approved, the offering of Employment Agreements to the Chief Executive Officer, other Named Officers and six other executives. The terms of the employment agreements are summarized under the caption "EXECUTIVE COMPENSATION--Employment Agreements." In addition to formalizing many of the current terms under which executives are employed or provide services to the Company (including base salary levels), the agreements provide for enhanced pension and other employee benefits and severance payments and benefits more in line with competitive practices. Such benefits were provided to these executives in recognition of past service and as an inducement to enter into the three-year employment agreements and agree to the non-competition terms, other restrictive covenants and related provisions thereof. The employment agreements also provide for the December 1994 grants of options described above.

     The Compensation Committee also recommended to the Board of Directors the adoption of the 1995 EICP, which the Board of Directors adopted subject to stockholder approval. As under the 1994 Plan, the 1995 EICP will provide for three general types of awards, annual incentive awards, long-term performance-based awards (such as performance shares) and stock option grants, although the 1995 EICP gives the Compensation Committee a greater opportunity to vary the type and terms of awards to promote the Company's objectives. The 1995 EICP provides the Compensation Committee with the flexibility to link executive compensation to broader measures of performance (including grants of annual and long-term incentive awards directly linked to the Company's annual and long-term objectives as well as stockholder value) than are currently permitted under the 1994 Plan. In addition, the 1995 EICP is intended to respond to a number of changes and proposed changes relating to Rule 16b-3 under the Act and proposed regulations under Section 162(m) to increase the amount of shares that may be subject to awards, and otherwise to enable the Compensation Committee to better promote the Company's compensation strategies, goals and policies. The 1995 EICP is intended to replace the current 1994 Plan. If the 1995 EICP is approved by the Company's stockholders, authority to make further grants under the 1994 Plan will be terminated, although previously granted awards under the 1994 Plan will remain outstanding in accordance with their terms.

     The Compensation Committee currently intends for annual incentive awards, long-term performance-based awards and stock options under the 1995 EICP to comply with proposed regulations under Section 162(m) so that compensation relating to such awards will be deductible by the Company without limitation under Section 162(m)'s $1,000,000 deductibility cap. Compliance with the arbitrary and somewhat inflexible conditions of Section 162(m) is not mandatory, however, nor does the Compensation Committee consider such compliance to be its principal goal in establishing compensation. Accordingly, the Compensation Committee may make grants under the 1995 EICP that will not necessarily comply with Section 162(m), and may make discretionary bonus payments (as described above) or pay other amounts that may be subject to the $1,000,000 deductibility cap under Section 162(m) in circumstances in which the Compensation Committee deems the needs of the Company's compensation programs to outweigh the costs of any added tax or of the measures required to avoid such added tax burden.

     As the Company moves forward in its efforts to create stockholder value in the years ahead, the Compensation Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is internally effective in support of the Company's strategy, competitive in the marketplace to attract, retain and motivate the talent needed to succeed, and appropriately rewards performance on behalf of the Company's stockholders.

                     MEMBERS OF THE COMPENSATION COMMITTEE

                        Dennis S. Bookshester, Chairman
                                 A. Lorne Weil
                              Sir Brian G. Wolfson

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Class A Common Stock for the last five years with the cumulative total return of the S&P 500 Index and the Value Line Apparel Industry Index ("Industry Index") over the same period (assuming the investment of $100 in the Class A Common Stock and in each index on December 31, 1989 and the reinvestment of all dividends, if any).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
  FRUIT OF THE LOOM, INC., S&P 500 INDEX AND VALUE LINE APPAREL INDUSTRY INDEX
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1994)

      MEASUREMENT PERIOD                                         INDUSTRY IN-
    (FISCAL YEAR COVERED)         THE COMPANY       S&P 500           DEX
1989                                    100.00          100.00          100.00
1990                                     59.66           96.89           81.92
1991                                    185.71          126.41          143.61
1992                                    326.89          136.05          176.66
1993                                    162.18          149.76          133.18
1994                                    181.51          151.74          123.09

FII MANAGEMENT AGREEMENT

     Effective January 1, 1994, the Company entered into a new management agreement (the "1994 Management Agreement") with FII pursuant to which FII agreed to render general management, investment banking, financing and other services to the Company, including the services of the Company's executive officers, excluding William Farley and John B. Holland. Under the terms of the 1994 Management Agreement, the Company paid approximately $8,800,000 to FII in 1994 based upon FII's cost of providing management services. At December 31, 1994, approximately $600,000 was owed for management services related to 1994, which amount was paid in February 1995. The Company also paid FII a financing fee for 1994 of approximately $2,500,000 for financing services related to 1993, which costs were capitalized as deferred financing costs in 1994. Payments made by the Company to FII under the 1994 Management Agreement were approved by the Board of Directors. It is anticipated that the Company will enter into a management agreement for 1995 under substantially the same terms and conditions as the 1994 Management Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an option to acquire 50,000 shares of Class A Common Stock at an exercise price of $13.75 per share, Mr. Cion has the right to require the Company to purchase the shares subject to the option at a price of $23.75 per share.

     In June 1994, pursuant to authorization from the Company's Board of Directors, the Company guaranteed a loan from a bank in an amount up to $12,000,000 to Mr. Farley, the Company's Chairman of the Board and Chief Executive Officer. In exchange for the guarantee, the Company received an annual fee from Mr. Farley equal to 1% of the value of the loan covered by the guarantee. The guarantee is secured by a second lien on certain shares of the Company held by the bank for other loans made to Mr. Farley.

     The Company completed the sale of the stock of Acme Boot at book value, which approximated fair market value, to an affiliate in June 1987 for an aggregate of $38,400,000 of cash and preferred stock and subordinated debentures of the affiliate. The Company recognized no income in 1992 related to its investment in the securities of the affiliate because of the inability of the affiliate to make payments under the terms of the securities. In the fourth quarter of 1993, the Company received approximately $72,900,000 from Acme Boot representing the entire unpaid principal and liquidation preference (including accrued interest and dividends) on its investment in the securities of the affiliate. The Company recorded a pretax gain of approximately $67,300,000 in connection with the investment in Acme Boot upon the receipt of the above mentioned proceeds.

     In connection with the Company's transaction with Acme Boot during 1993, the Company guaranteed, on an unsecured basis, the repayment of debt incurred or created by Acme Boot under Acme Boot's bank credit facility. Acme Boot has a bank credit facility which provides for up to $30,000,000 of loans and letters of credit subject to a borrowing base. Acme Boot's bank credit facility is secured by first liens on substantially all of the assets of Acme Boot and its subsidiaries (which are approximately $71,900,000 at December 31, 1994). At December 31, 1994, approximately $9,300,000 in loans and letters of credit were outstanding under Acme Boot's bank credit facility.

OTHER MATTERS

     In March 1988, a class action suit entitled Endo et al. v. Albertine, et al. was filed in the United States District Court for the Northern District of Illinois (the "District Court") against the Company, its then directors, certain of its then executive officers, its then underwriters and the Company's current independent auditors in connection with the Company's initial public offering of Class A Common Stock and certain debt securities in March 1987. The suit alleges, among other things, violations of Federal and state securities laws against all of the defendants, as well as breaches of fiduciary duties by the director and officer defendants, and seeks unspecified damages.

     Motions to dismiss the complaint were filed by all defendants. In December 1990, a magistrate judge recommended that the District Court dismiss all of the plaintiffs' claims with prejudice. On January 29, 1993, the District Court adopted in part and rejected in part the magistrate judge's recommendation for dismissal of the complaint. As a result, the litigation will continue as to various remaining counts of the complaint. Both the defendants and the plaintiffs filed motions for summary judgment which were denied in all material respects. Management and the Board of Directors believe that this suit is without merit and intend to continue to vigorously defend against this litigation.

     On December 23, 1993, James J. Locke, as Trustee of Locke Family Trust, and
I. Jack Saline filed a lawsuit against the Company and certain of its then officers and directors, including William Farley and John B. Holland, in the District Court. The lawsuit was then amended to add additional plaintiffs. On April 19, 1994, the District Court granted plaintiffs' motion for class certification. The plaintiffs claim that all of the defendants engaged in conduct violating Section 10(b) of the Act, and that Mr. Farley and Mr. Holland also violated Section 20(a) of the Act. According to the plaintiffs, beginning before June 1992 and continuing through early June 1993, the Company, with the knowledge and assistance of the individual defendants, issued positive public statements about its expected sales increases and growth through 1993 and afterwards. They also allege that beginning in approximately mid-1992 and continuing afterwards, the Company's business was not as strong and its growth prospects were not as certain as represented. The plaintiffs further allege that during the end of 1992 and beginning of 1993, certain of the individual defendants traded in the stock of the Company while in the possession of material, non-public information. The plaintiffs ask for unspecified amounts as compensatory damages, pre-judgment and post-judgment interest, attorneys' fees, expert witness fees and costs and ask the District Court to impose a constructive trust on the proceeds of the individual defendants' trades to satisfy any potential judgment. Management and the Board of Directors believe that this suit is without merit and the Company and the individual defendants intend to vigorously defend against this litigation.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During 1994, Dennis S. Bookshester, A. Lorne Weil and Sir Brian G. Wolfson served on the Company's Compensation Committee. Until November 1994, William Farley, Chairman of the Board and Chief Executive Officer of the Company, established the cash compensation paid to the executive officers of the Company, other than himself and Mr. Holland.

     Mr. Farley and Richard Lappin are executive officers and directors of Acme Boot and establish compensation for executive officers of Acme Boot. Mr. Farley is a director of FII and established the cash compensation for the executive officers of FII up to November 1994, and Messrs. Farley and Lappin are executive officers of FII. Mr. Farley is also an executive officer and director of Farley Inc.

                                   PROPOSAL 2

                    ADOPTION OF THE FRUIT OF THE LOOM, INC.
                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

GENERAL

     The Board of Directors has adopted, subject to stockholder approval, the 1995 Executive Incentive Compensation Plan (the "1995 EICP"), which became effective December 18, 1994. Stockholder approval of the 1995 EICP is being sought (i) so that transactions by executive officers and directors under the 1995 EICP will be exempt from liability under Section 16(b) of the Act, by virtue of Rule 16b-3; (ii) to qualify certain compensation under the 1995 EICP as "performance-based compensation" that is tax deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"); (iii) to comply with requirements of the New York Stock Exchange; (iv) to qualify certain stock options under the 1995 EICP as incentive stock options ("ISOs") under Code Section 422; and (v) to comply with or secure benefits under other applicable federal and state laws. For purposes of Section 162(m), stockholder approval relates particularly to performance goals under the 1995 EICP; in this regard, stockholders' attention is directed particularly to the information regarding the business criteria incorporated in performance goals, eligibility and per-person limitations under the captions "Performance Awards, Including Annual Incentive Awards," "Eligibility," and "Shares Subject to the 1995 EICP; Annual Per-Person Limitations" below.

     The Board of Directors believes that attracting and retaining executives and other key employees of high quality is essential to the Company's growth and success. In addition, the Board of Directors believes that the long-term success of the Company is enhanced by a comprehensive compensation program which may include different types of incentives for motivating executives and rewarding for outstanding service, including awards that link compensation to applicable measures of the Company's performance. In this regard, stock options and other stock-related awards have been and will continue to be a most important element of compensation for executives. Such awards enable the Company to attract and retain executives and key employees and enable such persons to increase their proprietary interest in the Company and thereby align their interests with the interests of the Company's stockholders. In addition, the Board has concluded that the Compensation Committee should be given as much flexibility as possible to provide for annual cash incentive awards contingent on performance, consistent with the preservation of the tax deductibility of such payments under
Section 162(m).

     Accordingly, in December 1994, the Board of Directors adopted, subject to stockholder approval, the 1995 EICP, as recommended by the Compensation Committee. The terms of the 1995 EICP provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, dividend equivalents, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards"). The 1995 EICP is intended to replace the current 1994 Plan. If the 1995 EICP is approved by the Company's stockholders, authority to make further grants under the 1994 Plan will be terminated, although previously granted awards under the 1994 Plan will remain outstanding in accordance with their terms.

     Although the types of Awards authorized under the 1995 EICP are generally similar to those under the 1994 Plan, the Board of Directors determined to adopt an entirely new plan in order to respond to a number of changes and proposed changes relating to Rule 16b-3 under the Act and regulations under Section 162(m), to broaden the types of performance goals that may be set by the Compensation Committee and otherwise to add flexibility to annual incentive Awards and other performance-based Awards intended to qualify under Section 162(m), to increase the number of shares that may be subject to Awards, and otherwise to adopt provisions intended to enable the Compensation Committee to better promote the goals and policies of the Company's annual and stockbased long-term incentive programs, as discussed above under the caption "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION".

     The following is a brief description of the material features of the 1995 EICP. Such description is qualified in its entirety by reference to the full text of the 1995 EICP, a copy of which is attached as Exhibit A to this Proxy Statement.

     SHARES SUBJECT TO THE 1995 EICP; ANNUAL PER-PERSON LIMITATIONS. Under the 1995 EICP, the total number of shares of the Class A Common Stock reserved and available for delivery to participants in connection with Awards will be 2,000,000, plus any shares of Class A Common Stock remaining available under the 1994 Plan, the 1992 Executive Stock Option Plan, and the 1987 Stock Option Plan, as amended and restated (collectively, the "Preexisting Plans") (2,996,267 shares of Class A Common Stock as of December 31, 1994) and other Preexisting Plan shares of Class A Common Stock that may later become available, plus 5% of the number of shares of Class A Common Stock newly issued by the Company during the term of the 1995 EICP (excluding issuances under the 1995 EICP, the Preexisting Plans, or plans for directors). Shares of Class A Common Stock subject to an Award or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares of Class A Common Stock to the participant, including shares of Class A Common Stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the 1995 EICP, except that, if any such shares of Class A Common Stock could not again be available for Awards to a particular participant under any applicable law or regulation, such shares of Class A Common Stock shall be available exclusively for Awards to Participants who are not subject to such limitation. Shares of Class A Common Stock issued under the 1995 EICP may be either newly issued shares of Class A Common Stock or treasury shares of Class A Common Stock. On March 21, 1995, the last reported sale price of the shares of Class A Common Stock on New York Stock Exchange Composite Transactions was $24.625 per share.

     In addition, the 1995 EICP imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m). Under these limitations, during any fiscal year the number of shares underlying options or SARs, shares of restricted stock, shares of deferred stock, shares as a bonus or in lieu of other Company obligations and shares related to other stock-based Awards granted to any one participant shall not exceed 1,000,000 for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as a final annual incentive award or other cash Award in any fiscal year to any one participant is $3,500,000.

     The Compensation Committee is authorized to adjust the number of shares of Class A Common Stock subject to the aggregate share limitations and annual limitations under the 1995 EICP and subject to outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Class A Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events, other unusual events or in response to changes in business conditions, applicable laws, regulations or accounting principles.

     ELIGIBILITY. Executive officers and other officers and salaried employees of the Company and its subsidiaries, and executive officers and other officers and salaried employees of any other entity who provide substantial services to the Company or any subsidiary, including any such person who may also be a director of the Company, are eligible to be granted Awards under the 1995 EICP. At present, approximately 200 persons would be considered to be eligible for Awards under the 1995 EICP.

     ADMINISTRATION. The 1995 EICP is administered by the Compensation Committee, the members of which must each be a "disinterested person" as defined under Rule 16b-3 under the Act and an "outside director" for purposes of Section 162(m). Subject to the terms and conditions of the 1995 EICP, the Compensation Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of Shares to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1995 EICP and make all other determinations which may be necessary or advisable for the administration of the 1995 EICP. The 1995 EICP provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 1995 EICP.

     STOCK OPTIONS AND SARS. The Compensation Committee is authorized to grant stock options, including both ISOs which can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e, options not qualifying as ISOs) and SARs entitling the participant to receive the excess of the fair market value of a share of Class A Common Stock on the date of exercise (or defined "change in control price" following a change in control) over the grant price of the SAR. The exercise price per share of Class A Common Stock subject to an option and the grant price of an SAR is determined by the Compensation Committee, but must not be less than the fair market value of a share of Class A Common Stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Compensation Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares of Class A Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee. SARs granted under the 1995 EICP may include "limited SARs" exercisable for a stated period of time following a "change in control" of the Company, as discussed below.

     RESTRICTED AND DEFERRED STOCK. The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Class A Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a participant the right to receive shares of Class A Common Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

     DIVIDEND EQUIVALENTS. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Class A Common Stock, other Awards or other property equal in value to dividends paid on a specific number of shares of Class A Common Stock or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares of Class A Common Stock, Awards or other investment vehicles specified by the Compensation Committee.

     BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Compensation Committee is authorized to grant shares of Class A Common Stock as a bonus free of restrictions, or to grant shares of Class A Common Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

     OTHER STOCK-BASED AWARDS. The 1995 EICP authorizes the Compensation Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Class A Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of shares of Class A Common Stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding and forfeiture conditions and restrictions on Awards.

     PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. In addition, the 1995 EICP authorizes specific annual incentive awards, which represent a conditional right to receive cash upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Compensation Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and the Named Officers, will, if so intended by the Compensation Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m).

     The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria; and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of performance awards intended to meet the requirements of Section 162(m), the business criteria used must be one of those specified in the 1995 EICP, although for other participants the Compensation Committee may specify any other criteria. The business criteria specified in the 1995 EICP are total stockholder return; such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or the Value Line Apparel Industry Index; net income; pretax earnings; operating earnings; EBITDA; pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items ("Annual Profits"); operating margin; earnings per share; return on equity; return on capital; return on investment; and working capital.

     In granting annual incentive awards, the Compensation Committee may establish an unfunded annual incentive award "pool," the amount of which will be based upon the achievement of a performance goal or goals based on one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year, the Compensation Committee will determine who will potentially receive annual incentive awards for that fiscal year, either out of the pool or otherwise. After the end of each fiscal year, the Compensation Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive awards payable to each participant in the pool and the amount of any potential annual incentive award otherwise payable to a participant. The Compensation Committee may, in its discretion, determine that the amount payable as a final annual incentive award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Section 162(m).

     Subject to the requirements of the 1995 EICP, the Compensation Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement.

     OTHER TERMS OF AWARDS. Awards may be settled in the form of cash, shares, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of Class A Common Stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1995 EICP. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Class A Common Stock or other property to be distributed will be withheld (or previously acquired shares of Class A Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1995 EICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning purposes.

     Awards under the 1995 EICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the 1995 EICP, awards under other Company plans or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards or rights as well.

     ACCELERATION OF VESTING. The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company (including cash settlements of SARs and "limited SARs" which may be exercisable only in the event of a change in control). In addition, the Compensation Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any "change in control." Subject to certain exceptions, the 1995 EICP defines a "change in control" as (i) any person acquiring beneficial ownership of voting securities resulting in such person beneficially owning 25% or more of the Common Stock or the outstanding voting power of the Company's voting securities, except this provision will not apply if such person was a beneficial owner of 25% or more of the Common Stock or the outstanding voting power of the Company's voting securities before such acquisition; (ii) the reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (other than a merger, consolidation, sale, disposition or other similar transaction to or with William Farley or entities controlled by him); or (iii) members of the Board of Directors serving at the effective date of the 1995 EICP, together with members first elected thereafter (excluding certain directors elected as a result of an actual or threatened election contest) with the approval of a majority of the original members and new members previously so approved, ceasing to constitute a majority of the Board of Directors. Upon the occurrence of a change in control, SARs and other Awards may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation or dissolution, or liquidation of shares following a sale of substantially all assets of the Company; or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after change in control.

     AMENDMENT AND TERMINATION OF THE 1995 EICP. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1995 EICP or the Compensation Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares of Class A Common Stock are then listed or quoted. No new Award may be granted under the 1995 EICP after December 18, 2004. Unless earlier terminated by the Board of Directors, the 1995 EICP will terminate at such time as no shares of Class A Common Stock remain available for issuance under the 1995 EICP and the Company has no further rights or obligations with respect to outstanding Awards under the 1995 EICP.

     INITIAL AWARDS. Subject to stockholder approval of the 1995 EICP, the Compensation Committee made initial grants of performance accelerated non-qualified stock options under the 1995 EICP on December 18, 1994. Each such option has an exercise price of $26.125 per share of Class A Common Stock, representing 100% of the fair market value (as defined in the 1995 EICP) of the shares of Class A Common Stock at the date of grant. Each such option generally will become cumulatively exercisable as to one-sixth of the shares subject to the option on each of the first six anniversaries of the date of grant, except that the option will become exercisable on an accelerated basis for one-half of the shares if the closing price per share of Class A Common Stock on any 15 out of 60 consecutive trading days is $45 or greater, and for all of the shares if the closing price per share of Class A Common Stock on any 15 out of 60 consecutive trading days is $60 or greater (subject to adjustment to reflect extraordinary events). Certain other acceleration provisions applicable to the initially granted options are discussed under the caption "Acceleration of Vesting" above. Each such option expires ten years after the date of grant or earlier at or following termination of the participant's employment in specified circumstances.

     Also subject to stockholder approval of the 1995 EICP, the Compensation Committee made discretionary initial grants of performance accelerated deferred stock ("PARS") under the 1995 EICP on March 28, 1995. Each such share of PARS was granted at the closing price of the Class A Common Stock on the New York Stock Exchange on March 28, 1995 of $24.875. Each such grant of PARS is subject to forfeiture contingent upon achievement of the Company's operating earnings goal for 1995 established by the Compensation Committee. Shares of Class A Common Stock earned will vest and be deliverable on December 31, 1996 subject to accelerated vesting and delivery upon achievement of the 1995 earnings per share goal established by the Compensation Committee.

     The following table sets forth the number of options and PARS granted to the persons who were Named Officers for fiscal 1994 and specified groups of executive officers and employees under the 1995 EICP to date:

                               NEW PLAN BENEFITS
                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

                                                                                   NUMBER OF SHARES
                                                                                      UNDERLYING
                                                                                     PERFORMANCE
                                                                                     ACCELERATED
                                                              NUMBER OF SHARES         DEFERRED
                    NAME AND POSITION                        UNDERLYING OPTIONS      STOCK (PARS)
- ----------------------------------------------------------   ------------------    ----------------
William Farley, Chairman of the Board and
  Chief Executive Officer.................................          750,000             19,100
John B. Holland, President and Chief Operating Officer....          150,000              7,300
Richard C. Lappin, Vice Chairman..........................           75,000              7,300
Richard M. Cion, Senior Executive Vice President,
  Corporate Development...................................           50,000              2,800
Earl C. Shanks, Vice President and Treasurer..............           30,000              2,100
All executive officers as a group (8 persons).............        1,205,000             47,000
All other employees (including current officers who are
  not executive officers).................................          300,000             17,800

     None of the options granted under the 1995 EICP to date will be exercisable nor may any potential annual incentive or performance accelerated deferred stock award granted under the 1995 EICP to date be paid out unless the stockholders approve the 1995 EICP. In the event that stockholders do not approve the 1995 EICP, the initial grants of options, performance accelerated deferred stock and potential annual incentive awards under the 1995 EICP will be cancelled.

     In addition, subject to stockholder approval of the 1995 EICP, the Compensation Committee established an annual incentive award pool under the 1995 EICP on March 28, 1995, which pool will be funded based on the Company's return on equity and Annual Profits. Had such pool been authorized in 1994, the funding of the pool would have amounted to $3.6 million for approximately 200 employees. The final amounts of annual incentive awards to be received by participants in 1995 are not currently determinable.

     FEDERAL INCOME TAX IMPLICATIONS OF THE 1995 EICP. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 1995 EICP.

     The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding period, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price; or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding period prior to disposition of the shares.

     With respect to Awards granted under the 1995 EICP that result in the payment or issuance of cash or shares of Class A Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. With respect to Awards involving the issuance of shares of Class A Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income received by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property.

     The foregoing discussion, which is general in nature, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1995 EICP. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 1995 EICP (such as payment of the exercise price of an option by surrender of previously acquired shares), and with respect to a participant who is subject to Section 16 of the Act when he or she acquires shares in a transaction that would otherwise result in taxation within six months after the grant of the Award. This discussion does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws. Participants in the 1995 EICP should consult a tax advisor as to the tax consequences of participation.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, which generally disallows a public company's tax deduction for compensation to the Named Officers in excess of $1,000,000 in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it.

     As discussed above, the Company intends that options and SARs granted with an exercise price or grant price equal to at least 100% of fair market value of the underlying shares at the date of grant, and annual incentive awards and certain long-term performance-based awards granted to employees whom the Compensation Committee expects to be Named Officers at the time a deduction arises in connection with such Awards, qualify as "performance-based compensation." Accordingly, such Awards will not be subject to the Section 162(m) deductibility cap of $1,000,000. Final regulations under Section 162(m), which have not yet been adopted by the Internal Revenue Service, and future regulations may adversely affect the ability of the Company to ensure that options, SARs, annual incentive awards and long-term performance-based awards under the 1995 EICP will qualify as "performance-based compensation" that is fully deductible by the Company under Section 162(m). Other Awards may be granted under the 1995 EICP which will not so qualify, so that compensation paid to persons who are Named Officers in connection with such Awards will, to the extent such compensation and other compensation subject to the Section 162(m) deductibility cap in a given year exceeds $1,000,000, be subject to the Section 162(m) deductibility cap. A principal objective of the Compensation Committee and Board of Directors in recommending the 1995 EICP for stockholder approval is to secure corporate tax deductions under Section 162(m) while preserving the flexibility to approve, when appropriate, compensation arrangements which the Compensation Committee deems in the best interests of the Company and its stockholders, but which may not always qualify for tax deductibility under
Section 162(m) or other sections of the Internal Revenue Code.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 EICP.

                                   PROPOSAL 3

                    ADOPTION OF THE FRUIT OF THE LOOM, INC.
                           1995 DIRECTORS' STOCK PLAN

GENERAL

     The Board of Directors has adopted, subject to stockholder approval, the 1995 Non-Employee Directors' Stock Plan (the "1995 Directors' Plan"). The 1995 Directors' Plan is intended to attract and retain highly qualified persons to serve as non-employee directors (meaning directors who are neither employees nor executive officers of the Company) and to ensure an immediate and direct proprietary interest in the Company by such non-employee directors by providing a significant portion of their total compensation in the form of actual ownership of Company stock rather than continuing the use of stock options, thereby more closely aligning such directors' current and ongoing interests with those of the stockholders of the Company.

     In connection with its adoption of the 1995 Directors' Plan, the Board of Directors determined to discontinue grants of options under the Company's Directors' Stock Option Plan (the "Prior Plan"). (See "PROPOSAL 1--ELECTION OF DIRECTORS--Compensation of Directors.") The Prior Plan provided for an automatic annual grant to each director who is not an executive officer of the Company of an option to purchase 2,500 shares of Class A Common Stock, together with an initial grant to any new non-executive officer director of an option to purchase 7,500 shares of Class A Common Stock. The Board of Directors determined that, under the 1995 Directors' Plan, non-employee directors should be automatically granted restricted Stock Units (as described below) which vest upon completion of two years' future service, instead of options. In addition, the Board of Directors concluded to provide non-employee directors, under the 1995 Directors' Plan, with the opportunity to defer receipt of cash fees and receipt of shares otherwise deliverable upon the vesting of restricted Stock Units, and to permit each director to elect to have such deferred fees be deemed to be invested in Class A Common Stock ("Stock Units").

     The following summary of the material terms of the 1995 Directors' Plan is qualified in its entirety by reference to the full text of the 1995 Directors' Plan, attached hereto as Exhibit B.

     ELIGIBILITY; INITIAL AND ANNUAL GRANTS. Under the 1995 Directors' Plan, only directors who are not employees of the Company, any subsidiary or parent corporation, or FII are "non-employee directors" who are eligible to participate. The 1995 Directors' Plan provides for an initial grant of 2,500 restricted Stock Units to each non-employee director at the close of business on the effective date of the 1995 Directors' Plan and to each person who, at the close of business on the date of any annual meeting of stockholders, is a non-employee director who has not yet received such initial grant. In addition, the 1995 Directors' Plan provides for automatic annual grants of 1,250 restricted Stock Units to each non-employee director at the close of business on the date 120 days after the annual meeting of stockholders. If the nominees for election as director named in this Proxy Statement are reelected, six directors would qualify as non-employee directors under the 1995 Directors' Plan.

     DEFERRAL. The 1995 Directors' Plan permits a non-employee director to elect to defer receipt of all or a portion of the shares otherwise deliverable upon the vesting of restricted Stock Units (as described below) in the form of Stock Units. The 1995 Directors' Plan also permits a non-employee director to elect to defer receipt of fees otherwise payable in cash, with such deferred amounts deemed invested in Stock Units. The director may make such election for up to 100% of the fees otherwise payable to him or her, including annual retainer fees, fees for attendance at meetings of the Board of Directors or any committee and any other fees for service as director. (See "EXECUTIVE COMPENSATION--Compensation of Directors.") If a director elects to defer fees in the form of Stock Units, the Company will credit a deferral account established for the director with a number of shares of Stock Units equal to the number of shares of Class A Common Stock (including fractional shares) having an aggregate fair market value at that date equal to the amount of fees deferred by the director.

     Both a restricted Stock Unit and a Stock Unit represent a right of the non-employee director to receive, at the end of a specified period, one share of the Company's Class A Common Stock. In the case of a restricted Stock Unit, the right to receive stock in settlement of the restricted Stock Unit is subject to forfeiture in the event that the recipient ceases to serve as a director prior to the second anniversary of the date of grant for any reason other than death, disability, resignation to enter government or eleemosynary service, or retirement, except that restricted Stock Units will not be forfeitable upon the occurrence of a change in control or thereafter. For purposes of the 1995 Directors' Plan, a "change in control" has the same meaning as defined in the Company's proposed 1995 EICP (or the 1994 Plan if the 1995 EICP is not approved by stockholders). Stock Units other than restricted Stock Units are non-forfeitable.

     The deferral period applicable to Stock Units will be as elected by the director. However, all vesting and deferral periods will end upon a change in control of the Company, unless waived by the director, and directors may be permitted to further defer settlement of accounts.

     A director's Stock Unit account, including restricted Stock Units after lapse of any risk of forfeiture, will be settled by delivery of one share of Class A Common Stock for each Stock Unit then credited to the account, together with cash in lieu of any fractional share.

     DIVIDENDS. When, as, and if dividends are declared and paid on Class A Common Stock, dividend equivalents equal to the amount or value of any per share dividend will be credited on each then outstanding restricted Stock Unit and Stock Unit then credited to a director's account. In the case of restricted Stock Units, such dividend amounts will be deemed invested in non-forfeitable Stock Units, based on the then-current fair market value of Class A Common Stock. In the case of Stock Units (including Stock Units previously credited as a result of dividend equivalents), such dividend equivalents will be deemed invested in additional Stock Units.

     SHARES AVAILABLE FOR ISSUANCE. A total of 200,000 shares of Class A Common Stock are reserved and available for issuance under the 1995 Directors' Plan. Such shares may be authorized but unissued shares, treasury shares or shares acquired in the market for the account of a director. If any restricted Stock Unit is forfeited, the share subject thereto will again be available for issuance under the 1995 Directors' Plan. The aggregate number of shares of Class A Common Stock issuable under the 1995 Directors' Plan, the number of shares subject to each automatic annual grant of restricted Stock Units and the number of shares subject to delivery in settlement of restricted Stock Units and Stock Units will be appropriately adjusted by the Board of Directors or the Executive Committee in the event of a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, certain other extraordinary dividends, liquidation, dissolution, or other similar corporate transaction or event affecting Class A Common Stock, in order to prevent dilution or enlargement of directors' rights under the 1995 Directors' Plan.

     On March 21, 1995, the reported closing price of Class A Common Stock in New York Stock Exchange Composite Transactions was $24.625 per share.

     ADMINISTRATION. The 1995 Directors' Plan will be administered by the Board of Directors or the Executive Committee, provided that any action by the Board of Directors or such Committee shall be taken only if approved by vote of a majority of the directors who are not then eligible to participate in the 1995 Directors' Plan. The 1995 Directors' Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the New York Stock Exchange (or other stock exchange or automated quotation system on which the Class A Common Stock is then listed or quoted). Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of participating directors on such approval, whether or not the amendment would increase the cost of the 1995 Directors' Plan to the Company, although the Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

     EFFECTIVE AND TERMINATION DATES. The 1995 Directors' Plan will become effective upon its approval by stockholders. Unless earlier terminated by the Board of Directors, the 1995 Directors' Plan will terminate when no shares remain available under the 1995 Directors' Plan and the Company and directors have no further rights and obligations under the 1995 Directors' Plan.

     NEW PLAN BENEFITS TABLE. The following table sets forth the number of restricted Stock Units that would have been automatically granted to non-employee directors as a group under the 1995 Directors' Plan in 1994 had the 1995 Directors' Plan been in effect during that year:

                               NEW PLAN BENEFITS

                              1995 DIRECTORS' PLAN

                                                                                  NUMBER OF
                                                                              RESTRICTED STOCK
                            NAME AND POSITION                                       UNITS
- -------------------------------------------------------------------------   ---------------------
Non-employee directors (6 persons)                                                  22,500

     It is not possible at present to predict the number of shares of Class A Common Stock that will be issuable under the 1995 Directors' Plan to non-employee directors in connection with Stock Units credited in lieu of fees or as dividend equivalents under the 1995 Directors' Plan.

     FEDERAL TAX IMPLICATIONS OF THE 1995 DIRECTORS' PLAN. A director will be deemed to receive ordinary income, taxable as such, equal to the fair market value of any Class A Common Stock delivered and the amount of any cash paid for fractional shares under the 1995 Directors' Plan, and the Company will generally be entitled to a tax deduction in the amount of, and with respect to, the year in which such director recognizes such ordinary income. Deferral of the receipt of shares of Class A Common Stock deliverable upon the vesting of restricted Stock Units and deferral of dividend equivalents and fees otherwise payable in cash will delay recognition of taxable ordinary income by the director and the Company's corresponding tax deduction until receipt of shares representing such deferrals by the director at the end of the specified deferral period.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 DIRECTORS' PLAN.

                                 VOTE REQUIRED

     Three directors of the Company will be elected by a plurality of the shares of Class A Common Stock, voting as a separate class, present in person or represented by proxy and entitled to vote at the Annual Meeting. Six directors will be elected by the holders of a plurality of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting.

     Approval of each of the 1995 EICP and the 1995 Directors' Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock and the Class B Common Stock, voting together as single class, present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will also count abstentions for purposes of voting on any proposal presented at the meeting or any adjournment thereof. Abstentions will have the same effect as votes against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                  SOLICITATION

     This solicitation is made by the Company and the cost of this proxy solicitation will be paid by the Company. The Company may use the services of its directors, officers and employees (who will receive no additional compensation) to solicit proxies personally or by telephone. The Company may also request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the Company's expense. In addition, the Company has engaged Chemical Bank to solicit proxies from brokers, banks, nominees and other institutional holders. The Company will pay Chemical Bank a fee of $4,500 for its services. This Proxy Statement and the accompanying proxy card are being sent to stockholders on or about April 7, 1995.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for the year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions with respect to that firm's examination of the Company's consolidated financial statements.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals of stockholders intended to be included in proxy materials for presentation at the 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company, 5000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, no later than December 8, 1995.

                                 OTHER BUSINESS

     It is not anticipated that any matters will be presented to the stockholders other than those mentioned in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters are brought before the meeting, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

                                                                       EXHIBIT A

                            FRUIT OF THE LOOM, INC.
                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

                            FRUIT OF THE LOOM, INC.

                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

                                                                                         PAGE
                                                                                         -----
  1.  Purpose..........................................................................    A-4
  2.  Definitions......................................................................    A-4
  3.  Administration...................................................................    A-6
      (a)  Authority of the Committee..................................................    A-6
      (b)  Manner of Exercise of Committee Authority...................................    A-6
      (c)  Limitation of Liability.....................................................    A-7
  4.  Stock Subject to Plan............................................................    A-7
      (a)  Overall Number of Shares Available for Delivery.............................    A-7
      (b)  Application of Limitation to Grants of Awards...............................    A-7
      (c)  Availability of Shares Not Delivered Under Awards...........................    A-7
  5.  Eligibility; Per-Person Award Limitations........................................    A-7
  6.  Specific Terms of Awards.........................................................    A-8
      (a)  General.....................................................................    A-8
      (b)  Options.....................................................................    A-8
      (c)  Stock Appreciation Rights...................................................    A-8
      (d)  Restricted Stock............................................................    A-9
      (e)  Deferred Stock..............................................................   A-10
      (f)  Bonus Stock and Awards in Lieu of Obligations...............................   A-10
      (g)  Dividend Equivalents........................................................   A-11
      (h)  Other Stock-Based Awards....................................................   A-11
  7.  Certain Provisions Applicable to Awards..........................................   A-11
      (a)  Stand-Alone, Additional, Tandem, and Substitute Awards......................   A-11
      (b)  Term of Awards..............................................................   A-12
      (c)  Form and Timing of Payment Under Awards; Deferrals..........................   A-12
      (d)  Exemptions from Section 16(b) Liability.....................................   A-12
  8.  Performance Awards...............................................................   A-12
      (a)  Performance Conditions......................................................   A-12
      (b)  Performance Awards Granted to Designated "Covered Employees"................   A-13
      (c)  Annual Incentive Awards Granted to Designated "Covered Employees"...........   A-14
      (d)  Written Determinations......................................................   A-15
      (e)  Status of Section 8(b) and 8(c) Awards Under Code Section 162(m)............   A-15
  9.  Change in Control................................................................   A-15
      (a)  Effect of "Change in Control"...............................................   A-15
      (b)  Definition of "Change in Control"...........................................   A-16
      (c)  Definition of "Change in Control Price".....................................   A-17
 10.  General Provisions...............................................................   A-17
      (a)  Compliance With Legal and Other Requirements................................   A-17
      (b)  Limits on Transferability; Beneficiaries....................................   A-17
      (c)  Adjustments.................................................................   A-18
      (d)  Taxes.......................................................................   A-18
      (e)  Changes to the Plan and Awards..............................................   A-19
      (f)  Limitation on Rights Conferred Under Plan...................................   A-19
      (g)  Unfunded Status of Awards; Creation of Trusts...............................   A-19

                            FRUIT OF THE LOOM, INC.

                                                                                         PAGE
                                                                                         -----
      (h)  Nonexclusivity of the Plan..................................................   A-19
      (i)  Payments in the Event of Forfeitures; Fractional Shares.....................   A-19
      (j)  Governing Law...............................................................   A-20
      (k)  Awards Under Preexisting Plans..............................................   A-20
      (l)  Plan Effective Date, Stockholder Approval, and Termination..................   A-20

                            FRUIT OF THE LOOM, INC.

                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. Purpose. The purpose of this 1995 Executive Incentive Compensation Plan (the "Plan") is to assist Fruit of the Loom, Inc., a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, and rewarding high quality executive officers, other key salaried employees and other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of long-term stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Compensation Committee (or any successor committee) of the Board of Directors of the Company.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trust entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e) "Board" means the Company's Board of Directors.

          (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act; provided further, that the Committee shall at all times be comprised solely of two or more directors satisfying the requirements of
     Section 162(m) of the Code.

          (j) "Corporate Transaction" means a transaction as defined in Section 9(b) of the Plan.

          (k) "Covered Employee" means an Eligible Person as defined in Section 8(e) of the Plan.

          (l) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (m) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (n) "Effective Date" means December 18, 1994, the effective date of the Plan.

          (o) "Eligible Person" means each executive officer of the Company (as defined under the Exchange Act) and other officers and salaried employees of the Company or of any subsidiary, including such persons who may also be directors of the Company, and each executive officer, other officer or employee of any other entity who provides substantial services to the Company or any subsidiary pursuant to an arrangement approved by the Board. The foregoing notwithstanding, no member of the Committee shall be an Eligible Person.

          (p) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

          (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (r) "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (s) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

          (t) "Incumbent Board" means the Board as defined in Section 9(b) of the Plan.

          (u) "Limited SAR" means a right granted to a Participant under Section 6(c) thereof.

          (v) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (w) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (x) "Participant" means a person who has been granted an Award under the Plan, including a person who is no longer an Eligible Person.

          (y) "Performance Award" means a right, granted to a Participant under
     Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

          (z) "Person" will have the meaning assigned in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and includes a "group" as defined in Section 13(d) thereof.

          (aa) "Preexisting Plans" means the Company's Executive Incentive Compensation Plan effective as of January 1, 1994, the 1992 Executive Stock Option Plan and the 1987 Stock Option Plan, as amended and restated.

          (bb) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (cc) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16-b3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
     Section 16 of the Exchange Act.

          (dd) "Stock" means the Company's Class A Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (ee) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     3. Administration.

          (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law. The Committee may appoint agents to assist it in administering the Plan.

          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Stock Subject to Plan.

          (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,000,000, plus (ii) 5% of the number of shares newly issued by the Company or delivered out of treasury shares during the term of the Plan (excluding any issuance or delivery in connection with Awards, awards under Preexisting Plans, or options or other stock features of plans exclusively for directors of the Company), plus (iii) the number of shares of Stock remaining available under the Preexisting Plans at the effective date of the Plan plus shares subject to awards under the Preexisting Plans which become available after the Plan effective date in accordance with Section 4(c) hereof; provided that any shares of Stock added as a result of clause (ii) of this sentence shall not be available for grants of ISOs or SARs in tandem with ISOs. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock relating to then-outstanding cash-only Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

          (c) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award or award under a Preexisting Plan that is cancelled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares equal to the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be paid out as a final Annual Incentive Award or other cash Award in any fiscal year to any one Participant shall be $3,500,000.

     6. Specific Terms of Awards.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

             (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

             (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

             (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.

          (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

             (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market

        Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR except as provided under Section 7(a) hereof.

             (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

             (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require such certificates to bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

             (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

             (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock will occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

             (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

             (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock will be either
        (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7. Certain Provisions Applicable to Awards.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered

     (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
     Code).

          (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

     8. Performance Awards.

          (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

          (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

             (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect each to such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 and successor proposed and final regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be payable upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

             (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or the Value Line Apparel Industry Index; (3) net income;
        (4) pretax earnings; (5) EBITDA; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; and (13) working capital. The foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under
        Section 8(c) hereof.

             (iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of not less than one year nor more than ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

             (iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash or Stock, or other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a

        Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards in accordance with Section 6 and this Section 8.

          (c) Annual Incentive Awards Granted to Designated Covered
     Employees. The Committee may grant Annual Incentive Awards to Eligible Persons including those designated by the Committee as likely to be Covered Employees, which Awards shall represent a conditional right to receive a payment in cash, unless otherwise determined by the Committee, after the end of a specified fiscal year, in accordance with this Section 8(c).

             (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee in accordance with Section 8(c)(ii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

             (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in
        Section 5 hereof.

             (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be forfeited in the event of termination of employment by the

        Participant prior to the end of a fiscal year or the payout of such Annual Incentive Award, and other terms relating to such Annual Incentive Award in accordance with the Plan.

          (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals and the potential Awards related to such performance goals and as to the achievement of performance goals relating to such Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

          (e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 and successor proposed and final regulations thereto) shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c),
     (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. Change in Control

          (a) Effect of "Change in Control." In the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply:

             (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to the restrictions set forth in Section 10(a) hereof;

             (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to the restrictions set forth in Section 10(a) hereof; and

             (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

          (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

             (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding"); provided, however, that such acquisition of Beneficial Ownership would result in the Person's Beneficially Owning 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of Company Voting Securities Outstanding, as the case may be; or

             (ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with William Farley or entities controlled by him shall not constitute a Corporate Transaction; or

             (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

     Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any subsidiary of the Company or an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

          (c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control under Section 9(b)(ii) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     10. General Provisions.

          (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then permitted under Rule 16b-3, consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission or such other form of registration statement as has in fact been filed in connection with the Plan, and permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award; provided, in each case, that, with respect to ISOs and SARs relating thereto, no such adjustment shall be authorized or made to the extent that such authority or the making of such adjustment would cause the Plan or the ISO not to comply with Section 422 of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary, or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof, or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees as defined in
     Section 8(e) hereof to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment at any time,
     (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant has validly exercised an Option or is otherwise duly issued or transferred shares of Stock in accordance with the terms of the Award.

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Illinois, without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) Awards Under Preexisting Plans. Upon approval of the Plan by stockholders of the Company, as required under Section 10(l) hereof, no further Awards shall be granted under any Preexisting Plan, and awards that are outstanding under the Company's Executive Incentive Compensation Plan effective as of January 1, 1994 shall be deemed to be Awards under the Plan, provided that all terms and conditions of such Awards shall be as set forth under such Executive Incentive Compensation Plan and agreements thereunder, except if and to the extent such terms and conditions are specifically modified in a writing executed by the Company and the affected Participant.

          (l) Plan Effective Date, Stockholder Approval, and Termination. The Plan shall become effective on December 18, 1994, subject to subsequent approval at the Company's 1995 Annual Meeting of Stockholders, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, Section 312.03 of the Listed Company Manual of the New York Stock Exchange, and other laws, regulations, and obligations of the Company applicable to the Plan. Subject to earlier termination by action of the Board in accordance with Section 10(e) hereof, no Award may be newly granted under the Plan after December 18, 2004, and the Plan will terminate thereafter at such time that the Company has no further obligations or rights in respect of Awards granted under the Plan.

                                                                       EXHIBIT B

                            FRUIT OF THE LOOM, INC.
                    1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                            FRUIT OF THE LOOM, INC.

                    1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                                                                                   PAGE
                                                                                   ----
  1. Purposes....................................................................  B-3
  2. Definitions.................................................................  B-3
  3. Shares Available Under the Plan.............................................  B-3
  4. Administration of the Plan..................................................  B-4
  5. Eligibility.................................................................  B-4
  6. Grants of Restricted Stock Units............................................  B-4
  7. Deferral of Cash Fees in the Form of Stock Units............................  B-5
  8. Crediting of Dividend Equivalents...........................................  B-6
  9. Adjustment Provisions.......................................................  B-6
 10. Changes to the Plan.........................................................  B-6
 11. General Provisions..........................................................  B-7

                            FRUIT OF THE LOOM, INC.

                    1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     1. Purposes. The purposes of this 1995 Non-Employee Directors' Stock Plan (the "Plan") of Fruit of the Loom, Inc. (the "Company") are to attract and retain highly qualified persons to serve as non-employee directors and to ensure an immediate and direct proprietary interest in the Company by such non-employee directors by providing a significant portion of their compensation in the form of Company stock, thereby closely aligning such directors' interests with the interests of stockholders of the Company.

     2. Definitions. In addition to terms defined elsewhere in the Plan, the following terms are defined as set forth below:

          (a) "Board" means the Company's Board of Directors.

          (b) "Change in Control" shall be defined in the manner set forth in the Company's 1995 Executive Incentive Compensation Plan (or its predecessor Executive Incentive Compensation Plan if the 1995 Executive Incentive Compensation Plan is not approved by stockholders), as of the effective date of the Plan.

          (c) "Committee" means the Executive Committee of the Board.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

          (e) "Fair Market Value" of Stock means, as of any given date, the closing sale price per share of Stock on that date reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (f) "Participant" means a director who has been granted or acquired Stock Units which have not yet been settled or forfeited under the Plan.

          (g) "Restricted Stock Unit" or "RSU" means a Stock Unit granted under
     Section 6 hereof and subject to the risk of forfeiture and other terms of
     Section 6 hereof.

          (h) "Stock" means the Company's Class A Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 9 hereof.

          (i) "Stock Unit" means the credit to a Participant's account under Sections 6, 7, and 8 hereof, which credit is denominated in shares and represents the right to receive one share of Stock upon settlement of the Stock Unit account for each such credited Stock Unit, subject to such conditions as are imposed under the Plan.

     3. Shares Available Under the Plan.  Subject to adjustment as provided in
Section 9 hereof, the total number of shares of Stock reserved and available for issuance under the Plan is 200,000. Such shares may be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the Participant. For purposes of the Plan, shares that are subject to future issuance in settlement of Stock Units will not be considered to be available after such Stock Units have been credited to an account, except for purposes of issuance in settlement of Stock Units; provided that if any RSUs are forfeited for any reason, the shares subject to issuance in settlement thereof will again be available for issuance under the Plan.

     4. Administration of the Plan. The Plan will be administered by the Board and the Committee; provided that any action by the Board or the Committee relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the Plan.

     5. Eligibility. Each director of the Company who, on any date on which RSUs are to be granted under Section 6 hereof or on which fees are to be paid which could be deferred under Section 7 hereof, is not an executive officer or employee, either full-time or part-time, of (i) the Company, (ii) any parent of the Company, (iii) any subsidiary of the Company, or (iv) Farley Industries, Inc. will be eligible, at such date, to be granted RSUs under Section 6 hereof or to defer fees in the form of Stock Units under Section 7 hereof. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

     6. Grants of Restricted Stock Units.

          (a) Initial Grants. Each person who, at the close of business on the effective date of the Plan, is then a director eligible under Section 5 hereof shall be granted 2,500 RSUs, subject to adjustment as provided in
     Section 9 hereof. In addition, each person who, after such effective date and during the term of the Plan, is elected or appointed to the Board and has not theretofore received a grant of RSUs under this Section 6(a), shall, at the close of business on the date of the first annual meeting of stockholders coincident with or following such election or appointment at which such person is then a director eligible under Section 5 hereof, be granted 2,500 RSUs, subject to adjustment as provided in Section 9 hereof.

          (b) Annual Grants. At the close of the first business day that is at least 120 days after the Company's annual meeting of stockholders in each year during the term of the Plan, each director who is then eligible under
     Section 5 hereof shall be granted 1,250 RSUs, subject to adjustment as provided in Section 9 hereof.

          (c) Vesting of Restricted Stock Units. Any RSUs granted under Section 6(a) or 6(b) hereof (including any RSUs resulting from an adjustment in accordance with Section 9 hereof) shall be forfeited by a Participant who ceases to serve as a director of the Company prior to the second anniversary of the date of grant for any reason other than death, disability, resignation to enter government or eleemosynary service, or retirement under established policies of the Board, except that RSUs shall not be forfeited or forfeitable upon the occurrence of a Change in Control and thereafter. For purposes of this Section 6(c), a disability shall mean a physical or mental incapacity of long duration which, in the reasonable determination of the Board or Committee, renders the Participant unable to perform the duties of a director of the Company.

          (d) Dividend Equivalents. A Participant to whom any RSU or Stock Unit resulting from RSUs and dividend equivalents under this Section 6 is credited in a Stock Unit account shall be entitled to receive dividend equivalents, in the form of additional Stock Units, in accordance with
     Section 8 hereof. Such additional Stock Units shall be nonforfeitable.

          (e) Settlement and Elective Deferral. The Company will settle Stock Units credited to the Participant's Stock Unit account resulting from RSUs and dividend equivalents under this Section 6 by delivering to the Participant (or his or her beneficiary), as promptly as practicable after the end of the applicable deferral period, the number of shares of Stock equal to the number of whole Stock Units then credited to such account as to which the deferral period has expired, together with cash in lieu of any fractional share at a time that less than one whole Stock Unit remains credited to such account. The deferral period shall end at the time the risk of forfeiture lapses under Section 6(c) hereof, unless the Participant shall have filed an irrevocable written election with the Secretary of the Company by such date as may be specified by the Committee electing to extend the period of deferral of settlement of Stock Units resulting from RSUs and dividend equivalents under this Section 6, provided that, other provisions of the Plan notwithstanding, all such deferral periods will end upon the occurrence of a Change in Control, unless such acceleration is waived by the Participant. Electively deferred Stock Units resulting from RSUs and dividend equivalents under this Section 6 shall be non-forfeitable.

     7. Deferral of Cash Fees in the Form of Stock Units.

          (a) Deferral of Fees Generally. Each director of the Company may, in lieu of current receipt of fees in his or her capacity as a director in cash, defer receipt of such fees in the form of Stock Units in accordance with this Section 7, provided that such director is eligible under Section 5 hereof to defer fees at the date any such fee is otherwise payable. Fees that may be deferred include annual retainer fees for service on the Board, fees for attendance at meetings of the Board and committees of the Board, and other fees for services payable under then-current policies of the Board.

          (b) Deferral Elections. Each director who elects to defer fees in the form of Stock Units for any calendar year must file an irrevocable written election with the Secretary of the Company by such date as may be specified by the Committee. The election shall specify the percentage of fees to be deferred and the period or periods of deferral (subject to Section 7(e) hereof). If a deferral of fees would take place within six months after the filing of the election and at a time that the Company's employee benefit plans are being operated under Rule 16b-3 under the Exchange Act as in effect on and after May 1, 1991, the Committee shall either delay the effectiveness of such deferral election, or shall permit the deferral of fees as a cash obligation to the Participant but shall delay the date upon which Stock Units are credited to the Participant's Stock Unit account, until a date, as specified by the Committee, at least six months after the date of filing of the election (without interest on the cash obligation). An election by a director shall be deemed to be continuing and therefore applicable to Plan years after the year in respect of which the election is filed, unless the director revokes or changes such election by filing a new election form in accordance with this Section 7(b).

          (c) Crediting of Stock Units. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Stock Units, the Company will credit such Participant's Stock Unit account with a number of Stock Units equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant's election to defer receipt of such fees in the form of Stock Units. Such Stock Units shall be nonforfeitable.

          (d) Dividend Equivalents. A Participant to whom any Stock Unit is credited under this Section 7 to a Stock Unit account shall be entitled to receive dividend equivalents, in the form of additional Stock Units, in accordance with Section 8 hereof. Such additional Stock Units shall be nonforfeitable.

          (e) Settlement of Stock Units. The Company will settle Stock Units credited to the Participant's Stock Unit account under this Section 7 by delivering to the Participant (or his or her beneficiary), as promptly as practicable after the end of the applicable deferral period, the number of shares of Stock equal to the number of whole Stock Units then credited to such account as to which the deferral period has expired, together with cash in lieu of any fractional share at a time that less than one whole Stock Unit remains credited to such account. Other provisions of the Plan notwithstanding, all deferral periods will end upon the occurrence of a Change in Control, unless such acceleration is waived by the Participant.

     8. Crediting of Dividend Equivalents. A Participant shall be entitled to receive dividend equivalents, as of the payment date for any dividend or distribution on Stock, in an amount equal to the cash or fair market value of any property other than Stock paid as a dividend or distribution on a single share of Stock at that date multiplied by the number of RSUs and Stock Units (including any fractional shares) credited to his or her Stock Unit account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited as a number of Stock Units determined by dividing the aggregate amount of such dividend equivalents by the Fair Market Value of a share of Stock at the payment date of the dividend or distribution. Dividends in the form of additional shares of Stock shall not result in the crediting of dividend equivalents, but will instead result in an adjustment in the number of shares credited as RSUs or Stock Units, in accordance with Section 9 hereof.

     9. Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spinoff, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, other extraordinary dividend having a value in excess of 150% of the aggregate quarterly dividends paid during the 12-month period preceding the record date therefor, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board or Committee to be appropriate in order prevent dilution or enlargement of Participants' rights under the Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) the number and kind of shares of Stock reserved for issuance under the Plan, (ii) the number and kind of shares of Stock to be subject to each automatic grant of RSUs under Section 6 hereof, and
(iii) the number and kind of shares of Stock to be issued and delivered in settlement of outstanding Stock Units (including RSUs). The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to maintain the proportionate interest of a Participant under the Plan and to preserve, without exceeding, the value of outstanding Stock Units (including RSUs) and potential grants of Stock Units.

     If at any date an insufficient number of shares of Stock are available under the Plan for the automatic grant of RSUs or the deferral of fees in the form of Stock Units at that date, RSUs will first be automatically granted proportionately to Participants, to the extent shares are then available and otherwise as provided under Section 6 hereof, and then, if any shares remain available, Stock Units shall be credited under Section 7 hereof proportionately among Participants deferring fees in the form of Stock Units to the extent shares are then available and otherwise as provided under Section 7 hereof.

     10. Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Stock Units under Section 6 hereof or defer fees under Section 7 hereof of the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board determines in its discretion to seek or obtain stockholder approval; provided that, without the consent of an affected Participant, no such action may impair the rights of such Participant in respect of any previously granted or outstanding Stock Units or Stock Unit account; and provided further that any Plan provision that specifies the directors who may receive grants of Stock Units, the amount and price of securities to be granted to such directors, and the timing of grants to such directors, or is otherwise a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act (or any successor provision), shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder.

     11. General Provisions.

          (a) Unfunded Nature of Plan; Agreements. Stock Unit accounts, and RSUs and Stock Units credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company. Accordingly, Participants will not have rights to specific property of the Company or otherwise have rights other than as unsecured creditors in respect of such Stock Unit accounts or RSUs and Stock Units. The Committee may, however, authorize the creation of trusts and deposit Stock therein, or make other arrangements, to meet the Company's obligations under the Plan; provided, however, that such actions shall be consistent with Section 11(d) hereof. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The Company's obligations under the Plan will be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan as the Board or Committee may from time to time approve.

          (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in settlement of Stock Units in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation or contractual obligation of the Company, until such laws, regulations and other obligations of the Company have been complied with to the satisfaction of the Company. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          (c) Limitations on Transferability. No Stock Units or right under the Plan which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation or liability of a Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a designated beneficiary upon the death of the Participant, except that rights relating to Stock Units may be transferred to one or more beneficiaries or other transferees during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent such transfers are then permitted under Rule 16b-3 under the Exchange Act and consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission or such other form of registration statement as has in fact been filed in connection with the Plan. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any agreement applicable to such Participant.

          (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, or would cause any Participant to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan and the Board and the Committee shall have no authority to make any adjustment under Section 9 hereof, amend any agreement hereunder or take other action if and to the extent such authority would cause a transaction under the Plan by a Participant not to be exempt, or would cause a Participant no longer to be deemed a "disinterested person," under Rule 16b-3 under the Exchange Act.

          (e) Designation of Beneficiary. Each Participant may designate one or more beneficiaries to receive the amounts distributable from the Participant's deferral account under the Plan in the event of such Participant's death, on forms provided by the Company. The Company may rely upon the beneficiary designation last filed in accordance with the terms of the Plan.

          (f) Crediting of Fractional Shares. The amount of Stock Units (including RSUs) credited to a Stock Unit shall include any fractional share, calculated to at least three decimal places.

          (g) No Right To Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

          (h) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder, including the crediting of Stock Units to a Participant's Stock Unit account, will confer upon any Participant (or beneficiary or transferee) any rights of a stockholder of the Company unless and until shares of Stock are in fact issued and delivered to such Participant or his or her nominee (or beneficiary or transferee or a nominee thereof).

          (i) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Illinois without giving effect to principles of conflicts of laws, and applicable federal law.

          (j) Termination of Authorization for Further Option Grants Under the Fruit of the Loom, Inc. Directors' Stock Option Plan. Upon approval of the effectiveness of the Plan as provided in Section 11(k), no further Stock options shall be granted under the Fruit of the Loom, Inc.

     Directors' Stock Option Plan. This provision shall be deemed an amendment to the Fruit of the Loom, Inc. Directors' Stock Option Plan, and the effect of such amendment shall be that no options that otherwise would be grantable under Section 5(a) of the Fruit of the Loom, Inc. Directors' Stock Option Plan on any date of the Company's Annual Meeting of Stockholders at which meeting the Plan (including this amendment to the Fruit of the Loom, Inc. Directors' Stock Option Plan) is approved by the Company's stockholders shall be granted under the Fruit of the Loom, Inc. Directors' Stock Option Plan.

          (k) Stockholder Approval, Effective Date, and Plan Termination. The Plan will become effective if, and at such time as, the stockholders of the Company eligible to vote in the election of directors have approved the Plan at the Company's 1995 Annual Meeting of Stockholders by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan in respect of outstanding RSUs or other Stock Units under the Plan.

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
                                                                                                                        Please mark
                                                                                                                  [X]   your votes
                                                                                                                        as this
                            _________________
                                 COMMON

1. ELECTION OF DIRECTORS--NOTE: Holders of Class A Common
   Stock vote in Sections A and B below.
                                             FOR  WITHHELD
                                                   FOR ALL                                                     FOR  AGAINST  ABSTAIN
A. Directors elected by holders of Class A   [ ]     [ ]     2. APPROVAL OF THE FRUIT OF THE LOOM, INC. 1995   [ ]    [ ]      [ ]
   Common Stock voting as a separate class:                     EXECUTIVE INCENTIVE COMPENSATION PLAN
   Omar Z. Al Askan, Dennis S. Bookshester,
   Lee W. Jennings

   (To withhold authority to vote for an
   individual nominee, write that nominee's name on the space provided to the right) ______________

                                              FOR  WITHHELD
                                                    FOR ALL                                                    FOR  AGAINST  ABSTAIN
B. Directors elected by holders of Class A    [ ]     [ ]     3. APPROVAL OF THE FRUIT OF THE LOOM, INC. 1995  [ ]    [ ]      [ ]
   Common Stock and holders of Class B Common                    NON-EMPLOYEE DIRECTORS' STOCK PLAN
   Stock voting together as a single class:
   William Farley, John B. Holland, Henry A.
   Johnson, Richard C. Lappin, A. Lome Weil,                  4. In their discretion, the proxies are authorized to vote upon such
   Sir Brian G. Wolfson                                          other business as may properly come before the meeting or any adjournments thereof.
   (To withhold authority to vote for an
   individual nominee, write that nominee's
   name on the space provided to the right)  ______________

                                                                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
                                                                           IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                           STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL
                                                                           BE VOTED "FOR" THE NOMINEES AS LISTED ABOVE, "FOR"
                                                                           THE PROPOSAL TO APPROVE THE FRUIT OF THE LOOM, INC.
                                                                           1995 EXECUTIVE INCENTIVE COMPENSATION PLAN AND
                                                                           "FOR" THE PROPOSAL TO APPROVE THE FRUIT OF THE
                                                                           LOOM, INC. 1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN.

        Signature(s)________________________________________________________________________         Date ____________________
        NOTE: Please date your proxy and sign exactly as the name or names appear on your stock certificate. All joint owners of stock should sign above. Sign your full title when signing as an executor, administrator, personal representative, trustee, etc. Please return your proxy in the enclosed postage paid envelope.

- -----------------------------------------------------------------------------------------------------------------------------------


                                                        PROXY SOLICITATION

                                                      FRUIT OF THE LOOM, INC.
P
                                        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                                             FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                                    TO BE HELD ON MAY 16, 1995
O

X               The undersigned hereby appoints William Farley and Richard C. Lappin as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of CLASS A
Y        COMMON STOCK held of record by the undersigned on March 21, 1995 at the Annual Meeting of Stockholders of Fruit of the
         Loom, Inc. to be held on May 16, 1995, or at any adjournments thereof, upon the matters set forth in the Notice of Annual
         Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

                                           (Continued and to be signed on reverse side.)

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